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                                                                     EXHIBIT 4.8


                     PREFERRED STOCK AND WARRANT PURCHASE
                                   AGREEMENT
                         Satellink Communications, Inc.

  This Preferred Stock and Warrant Purchase Agreement (this "Agreement") is made between Satellink Communications, Inc., a Georgia corporation (the "Seller"), and the undersigned prospective purchaser (the "Purchaser") who is purchasing hereby shares of the Seller's Series D Redeemable Preferred Stock (referred to herein at the "Series D Preferred Stock" or "Series D Shares"), together with warrants (the "Warrants") to purchase shares of the Seller's Class A Common Stock and/or Series B Preferred Stock. This Agreement is being entered into in accordance with and subject to the terms and conditions described in this Agreement.

  In consideration of the premises and the mutual representations, warranties, covenants and promises contained herein and other good and valuable consideration, the parties hereto agree as follows:

                                   Article I
                                  Definitions

     As used in this Agreement, the following terms have the meanings indicated.

     "Additional Securities" is defined in Section 2.08(b)(iv).

     "Affiliate" of any Person (which shall include an individual, a partnership, a limited liability company, a corporation, a trust, a joint venture, an incorporated organization or a government or any department or agency thereof) means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. For purposes of this definition, a Person shall be deemed to control another Person if such first Person possesses directly or indirectly the power to (i) vote 10% or more of the securities having ordinary voting power for the selection of directors of such Person or (ii) direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise. In addition, as to Purchaser, "Affiliate" shall include any partnership a majority of the partners of which are officers, directors, employees or Affiliates of Purchaser, and as to the Seller, "Affiliate" shall not include Purchaser or any Affiliate of Purchaser which is a holder of any Securities of the Seller.

     "Appraised Value" shall mean the value determined in accordance with the following procedures. For a period of thirty (30) days after the date of a Valuation Event (the "Negotiation Period"), each party to this Agreement agrees to negotiate in good faith to reach agreement upon the Appraised Value of the securities or property at issue, as of the date of the Valuation Event, which will be the fair market value of such securities or property, without premium for control or discount for minority interests, illiquidity, or restrictions on transfer. In the event that the parties are unable to agree upon the Appraised Value of such securities or other property by the end of the Negotiation Period, then the Appraised Value of such securities or property will be determined for purposes of this Agreement by an Appraiser. An "Appraiser" shall be a recognized appraisal or investment firm with experience in making determinations of value of the type required to be made under this definition. If the Holders and the Company cannot agree on an Appraiser within thirty (30) days after the end of the Negotiation Period, the Company, on the one hand, and the Holders, on the other hand, shall each select an Appraiser within forty (40) days after the end of the Negotiation Period and those two Appraisers shall select within fifty (50) days after the end of the Negotiation Period an independent Appraiser to determine the fair market value of such securities or property, without premium for control or discount for minority interests. Such independent Appraiser shall be directed to determine fair market value of such securities or property as soon as practicable, but in no event later than thirty (30) days from the date of its selection. The determination by an Appraiser of the fair market value will be conclusive and binding on all parties to this Agreement. Appraised Value of each share of Common Stock at a time when
     (i) the Company is not a reporting company under the Exchange Act and (ii) the Common Stock is not traded in the organized securities markets, will, in all cases, be calculated by determining the Appraised Value of the entire Company taken as a whole (plus the exercise price of all options, warrants and other rights to acquire Capital Stock of the Company having an exercise price per share less than the Fair Market Value of such Capital Stock) and dividing that value by the sum of (x) the number of shares of Common Stock then outstanding plus (y) the number of shares of Common Stock Equivalents, without premium for control or discount for minority interests, illiquidity, or restrictions on transfer. The costs of the Appraiser or Appraisers will be borne by the Company. In no event will the Appraised Value of the Common Stock or Other Securities be less than the per share consideration received or receivable with respect to the Common Stock or securities or property of the same class as the Other Securities, as the case may be, in connection with a pending transaction involving a sale, merger, recapitalization, reorganization, consolidation, share exchange, dissolution of the Company, sale or transfer of all or a majority of its assets or revenue or income generating capacity, or similar transaction. The prevailing market prices for any security or property will not be dispositive of the Appraised Value thereof.

     "Articles" shall mean the Articles of Incorporation, as amended, of the Seller.

     "Book Value" shall mean with respect to shares of Common Stock an amount equal to the quotient determined by dividing (a) the sum of (x) the total consolidated assets of the Seller shown on the most recent regularly prepared consolidated balance sheet of the Seller prior to the date of the Valuation Event in question minus (y) the total consolidated liabilities of the Company as shown on the most recent regularly prepared consolidated balance sheet of the Company prior to the date of the Valuation Event by
     (b) the aggregate number of shares of Common Stock and Common Stock Equivalents as of the date of the Valuation Event.

     "Capital Stock" shall mean as to any Person, its common stock and any other capital stock of such Person authorized from time to time, and any other shares, options, interests, participations, or other equivalents (however designated) of or in such Person, whether voting or nonvoting, including, without limitation, common stock, options, warrants, preferred stock (including the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock), phantom stock, stock appreciation rights, convertible notes or debentures, stock purchase rights, and all

                                       2
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     agreements, instruments, documents, and securities convertible, exercisable, or exchangeable, in whole or in part, into any one or more of the foregoing.

     "Closing" means the date, time and place of the purchase and sale of the Series D Shares and the issuance of Warrant No. ___.

     "Closing Date" shall mean April 3, 1998.

     "Common Stock" shall mean the Class A Common Stock, $.01 par value, of the Seller.

     "Common Stock Equivalent" shall mean any option, warrant, right, or similar security exercisable into, exchangeable for, or convertible to Common Stock.

     "Commission" shall mean the Securities and Exchange Commission and any successor federal agency having similar powers.

     "Equity" of the Seller means the total shareholders' equity of the Seller, determined in accordance with generally accepted accounting principles. The amount of Equity of the Seller represented by any Series D Shares shall be determined by subtracting from total Equity of the Seller the aggregate amount distributable as a preference upon dissolution of the Seller to the holders of any then outstanding shares of any class or series of preferred stock (other than the Series D Shares), dividing the balance obtained by the number of shares of Common Stock then outstanding or issuable upon conversion of any convertible preferred stock then outstanding, and multiplying that per share amount by the aggregate number of such Series D Shares.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     "Exercise Price" shall mean the price per share specified in Section 2.04 as adjusted from time to time pursuant to the provisions of this Agreement.

     "Fair Market Value" shall mean (a) as to securities regularly traded in the organized securities markets, the Average Market Value; and (b) as to all securities not regularly traded in the securities markets and other property, the fair market value of such securities or property as determined in good faith by disinterested members of the Board of Directors of the Seller at the time it authorizes the transaction (a "Valuation Event") requiring a determination of Fair Market Value under this Agreement; provided, however, that, at the election of the Holders or if
                --------  -------
     there are no disinterested members of the Board of Directors of the Seller, the Fair Market Value of such securities and other property will be the Appraised Value.

     "Holders" shall mean the Purchaser, and all other Persons holding Registrable Securities so long as such Purchasers or other Person holds Registrable Securities, except that none of the Seller or any Affiliate of the Seller will at any time be a Holder. Unless otherwise provided in this Agreement, in each instance that the Purchaser is required to request or consent to or otherwise approve an action, such Purchaser will be deemed to have requested or consented to or otherwise approved such action if the Holders of a majority-

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     in-interest of the Registrable Securities initially issued to the
     Purchaser on the date hereof so request, consent or otherwise approve.

     "Indebtedness" shall mean, collectively but without duplication, (a) all indebtedness, obligations or other liabilities for borrowed money or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, that would, in accordance with GAAP, be classified as long-term debt, together with the current maturities thereof, (b) all indebtedness outstanding under any revolving credit, line of credit or similar agreement providing for borrowings (any extensions or renewals thereof), notwithstanding that any such indebtedness is created within one year of the expiration of such agreement, and (c) the principal component of Capital Lease Obligations (as defined in the Loan Agreement), in each case calculated on a consolidated basis for the Seller and its Subsidiaries in accordance with GAAP.

     "Initial Holders" shall mean the Purchaser and any Affiliate of the Purchaser to which any of the Warrants or any part of or interest in the Warrants is assigned.

     "Issuable Warrant Shares" shall mean shares of Common Stock or Other Securities issuable on exercise of the Warrants.

     "Issued Warrant Shares" shall mean shares of Common Stock or Other Securities issued on exercise of the Warrants.

     "New Securities" shall mean any Capital Stock other than Warrant Shares and the Permitted Stock.

     "Non-Attributable Stock" means shares of Common Stock or Series B Preferred Stock which have been previously sold, or were issued pursuant to the exercise of Warrants which were previously sold, either (a) in a widely dispersed public offering; (b) in a private placement in which no purchaser, individually or in concert with others, acquired Warrants, Common Stock, Series B Preferred Stock or any combination thereof, representing (upon conversion, in the case of any convertible preferred stock, and upon exercise for Common Stock, in the case of any warrants) more than 2% of the outstanding Common Stock; (c) in compliance with Rule 144 (or any rule which is a successor thereto) of the Securities Act or (d) into the secondary market in a market transaction executed through a registered broker-dealer in blocks of no more than 2.0% of the shares outstanding of the Seller in any six month period.

     "Operating Cash Flow" shall mean, for any period for which the same is computed, the sum of (i) the Seller's and its Subsidiaries' consolidated net income (loss) for such period, plus (ii) the Seller's and its Subsidiaries' interest expense for such period, plus (iii) the Seller's and its Subsidiaries' depreciation and amortization for financial reporting purposes for such period, plus (iv) the Seller's and its Subsidiaries' income tax expense for such period, computed in each case on a consolidated basis in accordance with generally accepted accounting principles.

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     "Other Securities" shall mean any stock, other securities, property, or other property or rights (other than Common Stock) that the Holders become entitled to receive upon exercise of the Warrants, including, but not limited to, the Series B Preferred Stock.

     "Permitted Stock" shall mean (a) Warrant Shares, and shares of the Seller's Capital Stock issuable upon exercise thereof; (b) Capital Stock of the Seller issued as a dividend on shares of the Seller's Capital Stock or as a result of a stock split with respect thereto; (c) Capital Stock of the Seller issued upon conversion of the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock; (d) options and warrants outstanding (or that the Seller's Board of Directors has approved for issuance to specific employees) as of the date hereof to purchase the Seller's Capital Stock, and shares of the Seller's Capital Stock issuable upon exercise thereof; and (e) up to 157,617 shares of the Seller's Class A Common Stock issued to employees of the Seller pursuant to options issued under the Seller's 1997 Long-Term Incentive Plan and having an exercise price per share at least equal to the Fair Market Value per share.

     "Person" this term shall be interpreted broadly to include any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, company, institution, entity, party, or government (whether national, federal, state, county, city, municipal, or otherwise, including, without limitation, any instrumentality, division, agency, body, or department of any of the foregoing).

     "Put Option" is defined in Section 5.01.

     "Put Option Closing" is defined in Section 5.05.

     "Put Option Period" is defined in Section 5.01.

     "Put Price" is defined in Section 5.02.

     "Put Shares" shall mean the Warrant Shares plus any other shares of Capital Stock owned from time to time by a Purchaser which were issued in respect of the Warrant Shares.

     "Qualified Public Offering" shall mean an underwritten public offering covering the offering and sale of Common Stock of the Seller in which the aggregate gross proceeds to the Seller equals or exceeds $15,000,000.

     "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

     "Registrable Securities" shall mean (a) the Issuable Warrant Shares and (b) the Issued Warrant Shares.

     "Regulated Holder" means any Holder subject to the various provisions of
     (a) the Bank Holding Company Act of 1956, as amended, (b) Regulation Y of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 225), or (c) any law, rule or regulation that is successor to either of the foregoing.

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

     "Schedule of Exceptions" is defined in Section 3.01.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     "Series A Preferred Stock" shall mean the Series A Convertible Preferred Stock $.01 par value, of the Seller having the rights, restrictions,
            ---
     privileges and preferences of the series of preferred stock designated as "Series A Preferred Stock" set forth in the Articles.

     "Series B Preferred Stock" shall mean the Series B Convertible Preferred Stock, $.01 par value, of the Seller having the rights, restrictions,
             ---
     privileges and preferences of the series of preferred stock designated as "Series B Preferred Stock" set forth in the Articles.

     "Series C Preferred Stock" shall mean the Series C Convertible Preferred Stock, $.01 par value, of the Seller having the rights, restrictions,
             ---
     privileges and preferences of the series of preferred stock designated as "Series C Preferred Stock" set forth in the Articles.

     "Series D Preferred Stock" shall mean the Series D Redeemable Preferred Stock, $.01 par value, of the Seller having the rights, restrictions,
             ---
     privileges and preferences of the series of preferred stock designated as "Series D Preferred Stock" set forth in the Articles.

     "Subsidiary" shall mean each Person of which or in which the Company or its other Subsidiaries own directly or indirectly fifty percent (50%) or more of (i) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors or equivalent body of such Person, if it is a corporation or similar person; (ii) the capital interest or profits interest of such Person, if it is a partnership, joint venture, or similar entity; or (iii) the beneficial interest of such Person, if it is a trust, association, or other unincorporated organization.

     "Valuation Amount" shall mean, as of any date, the greater of (x) zero or
     (y) an amount equal to Operating Cash Flow for the most recently ended twelve months preceding the date of determination multiplied by six (6), less the principal amount of Indebtedness of the Company on such date of
     ----
     determination, plus the aggregate amount of cash and/or cash equivalents
                    ----
     held by the Company on such date of determination.

     "Valuation Event" is defined in the definition of Fair Market Value.

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

     "Warrant No. ___" as referred to in Section 2.01(a)(i), dated as of _____ __, 1998, issued to ___________ and all Warrants issued upon the transfer or division of, or in substitution for, such Warrant No. ___.

     "Warrant Shares" shall mean the Issued Warrant Shares and the Issuable Warrant Shares.

     "Warrants" shall mean Warrant No. ___ exercisable for the purchase of _______ shares of Common Stock or Series B Preferred Stock (subject to adjustment pursuant to Section 2.08).


                                   Article II
                      The Warrants and the Series D Shares

     2.01      The Warrants and the Series D Shares.
               ------------------------------------

          (a) The Purchaser agrees to purchase from the Sellers at the purchase price set forth below, and the Seller hereby agrees to issue to the Purchaser, all in accordance with the terms and conditions of this Agreement.

               (i) _____ shares of Series D Preferred Stock at a purchase price of ________ or $1,000.00 per share, having the rights, restrictions, privileges and preferences set forth in the Designation of Terms of Series D Redeemable Preferred Stock attached hereto as Exhibit A; and
                                                                 ---------
               (ii) Warrant No.___ (relating to the Series D Preferred Stock), in substantially the form attached to this Agreement as Exhibit B and
                                                                  ---------
          incorporated in this Agreement by reference, to purchase, at a purchase price of $6.00 per share, the number of shares of Common Stock or Series B Preferred Stock set forth on the signature page of this Agreement for such Warrant No. ___.

     The Seller shall, on or before the Closing Date, duly authorize the Series D Preferred Stock being purchased and sold pursuant to the terms of this Agreement. On the Closing Date, the Seller will deliver to the Purchaser
     (1) a certificate evidencing and representing the shares of Series D Preferred Stock to be issued to such Purchaser and (2) one or more certificates representing the Warrants, which certificate or certificates shall be issued in such Purchaser's name or in the name of its designee.

(b) Payment for the Series D Shares will be made by wire transfer in accordance with the following instructions:

          ABA#: First Union National Bank, ABA routing #  061000227
          ------------------------------------------------------------
          ACCOUNT #:  for credit to account #  208-0000-508-368
          ------------------------------------------------------------
          NAME: Wachovia Bank--Satellink Paging, LLC Operating Account
          ------------------------------------------------------------

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     2.02  Legend.  The Seller will deliver to the appropriate Purchaser on the
           ------
Closing Date one or more certificates representing Warrant No. ___ purchased by the Purchasers, in such denominations as such Purchasers request. Additionally, the Seller will deliver to the appropriate Holder on the Additional Warrant Issue Date one or more certificates representing the Additional Warrants, in such denominations as such Holder requests. Such certificates will be issued in the Purchaser's name or, subject to compliance with transfer and registration requirements under applicable federal and state securities laws, in the name or names of its designee or designees. It is understood and agreed that the certificates evidencing the Warrants will bear the following legends:

     "THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH THE DISTRIBUTION HEREOF. THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE PLEDGED, SOLD, OFFERED FOR SALE, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER OR EXEMPTION FROM SUCH ACT AND ALL APPLICABLE STATE SECURITIES LAWS."

     "THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO THE TERMS AND PROVISIONS OF A PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT DATED AS OF APRIL 3, 1998, BY AND AMONG SATELLINK COMMUNICATION INC. (THE "COMPANY"), AND THE OTHER PARTIES LISTED ON THE SIGNATURE PAGES TO SUCH AGREEMENT (AS SUCH AGREEMENT MAY BE SUPPLEMENTED, MODIFIED, AMENDED, OR RESTATED FROM TIME TO TIME, THE "AGREEMENT"). COPIES OF THE AGREEMENT ARE AVAILABLE AT THE EXECUTIVE OFFICES OF THE COMPANY."

     "THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH (13) OF CODE SECTION 10-5-9 OF THE `GEORGIA SECURITIES ACT OF 1973,' AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT."

It is further understood and agreed that the certificates evidencing the Series D Preferred Stock issued under this Agreement will bear substantially the same as the following legends:

     "THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH THE DISTRIBUTION HEREOF. THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE PLEDGED, SOLD, OFFERED FOR SALE, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER OR EXEMPTION FROM SUCH ACT AND ALL APPLICABLE STATE SECURITIES LAWS."

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

     "THESE SHARES ARE SUBJECT TO THE TERMS AND PROVISIONS OF A PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT DATED AS OF APRIL 3, 1998, BY AND AMONG SATELLINK COMMUNICATIONS, INC. (THE "COMPANY"), AND THE OTHER PARTIES LISTED ON THE SIGNATURE PAGES TO SUCH AGREEMENT (AS SUCH AGREEMENT MAY BE SUPPLEMENTED, MODIFIED, AMENDED, OR RESTATED FROM TIME TO TIME, THE "AGREEMENT"). COPIES OF THE AGREEMENT ARE AVAILABLE AT THE EXECUTIVE OFFICES OF THE COMPANY."

     "THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH (13) OF CODE SECTION 10-5-9 OF THE `GEORGIA SECURITIES ACT OF 1973,' AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT."

     2.03  Exercise Price. The Exercise Price per share will be $6.00 for each
           --------------
share of Common Stock and/or Series B Preferred Stock covered by the Warrants.

     2.04  Exercise of Warrants.
           --------------------

          (a) The Warrants may be exercised at any time on or after the Closing Date until the tenth (10th) anniversary of the Closing Date on any day that is a Business Day, for all of the number of Issuable Warrant Shares purchasable upon its exercise. In order to exercise its Warrant, the Holder will deliver to the Seller at the address designated by the Seller pursuant to Section 8.05, (i) a written notice of such Holder's election to exercise its Warrant, (ii) payment of the Exercise Price, in an amount equal to the aggregate purchase price for all Issuable Warrant Shares, and
     (iii) the Warrant. Such notice will be substantially in the form of the Subscription Form appearing at the end of the Warrants. Upon receipt of such notice, the Seller will, as promptly as practicable, and in any event within ten (10) business days, execute, or cause to be executed, and deliver to such Holder a certificate or certificates representing the aggregate number of full shares of Common Stock and Other Securities issuable upon such exercise, as provided in this Agreement. The stock certificate or certificates so delivered will be in such denominations as may be specified in such notice and will be registered in the name of such Holder, or, subject to compliance with transfer and registration requirements under applicable federal and state securities laws, such other name as designated in such notice. A Warrant will be deemed to have been exercised, such certificate or certificates will be deemed to have been issued, and such Holder or any other Person so designated or named in such notice will be deemed to have become a holder of record of such shares for all purposes, as of the date that such notice, together with payment of the Exercise Price and the Warrant is received by the Seller.

          (b) Payment of the Exercise Price will be made, at the option of the Holder, by (i) company or individual check, certified or official check,
     (ii) cancellation of any debt owed by the Seller to the Holder, or (iii) cancellation of Warrant Shares, valued at Fair Market Value. If the Holder surrenders a combination of cash or cancellation of any debt owed by the Seller to the Holder or Warrants, the Holder will specify the respective number of shares of Common Stock and/or Series B Preferred Stock to be purchased with each form of consideration, and the foregoing provisions will be applied to each form of consideration with the same effect as if the Warrant were being separately exercised with respect to each form of consideration; provided, however,that a Holder may designate that any cash to be remitted
     --------  -------
     to a Holder in payment of debt be applied, together with other monies, to the exercise of the portion of the Warrant being exercised for cash.

          (c) Any holder that is a Regulated Holder shall not have the right to have issued to it upon exercise Common Stock which, when aggregated with all other shares of Common Stock (other than shares of Non-Attributable Stock) currently or previously held by or currently issuable without restriction to such Regulated Holder, will exceed 4.99% of the then outstanding Common Stock unless such Regulated Holder certifies that such Warrants have previously been transferred either (i) in a widely dispersed public offering of the Warrants, or (ii) in a private placement in which no purchaser, individually or in concert with others, would have acquired more than 2% of the outstanding Common Stock if the Warrants so transferred had been exercised for Common Stock, or (iii) in compliance with Rule 144 (or any rule which is a successor thereto) of the Securities Act, or (iv) into the secondary market in a market transaction executed through a registered broker-dealer in blocks of no more than 2.0% of the shares outstanding of the Seller in any six month period. In the event that a Regulated Holder and/or one or more Affiliates attempt to exercise Warrants for Common Stock simultaneously and, if permitted, such exercises would cause the 4.99% limitation to be exceeded, then the Seller shall notify such Regulated Holders who had attempted to exercise Warrants for Common Stock and each such Regulated Holder shall be entitled to exercise for Common Stock only such number of Warrants as shall equal the product of (i) the number of Warrants such Regulated Holder sought to exercise for Common Stock times
     (ii) a fraction, the numerator of which is the maximum number of Warrants which may be exercised for Common Stock without exceeding the 4.99% limitation and the denominator of which is the maximum number of Warrants sought to be exercised for Common Stock by such Regulated Holders.

          (d) Notwithstanding the foregoing provisions of this Section 2.04, in no event shall any Warrant be exercisable by any Regulated Holder and/or an Affiliate for shares of Common Stock or Series B Preferred Stock which, when aggregated with all other Capital Stock of the Seller (other than shares of Non-Attributable Stock) currently held or previously held by or currently issuable without restriction to such Regulated Holder, would, upon issuance, represent in excess of 24.99% of the Equity of the Seller unless such shares, when issued, would constitute Non-Attributable Stock.

     2.05  Taxes.  The issuance of any Common Stock or Other Securities upon the
           -----
exercise of any of the Warrants will be made without charge to any Holder for any tax, other than income taxes assessed on such Holder, in respect of such issuance.

     2.06  Register.  The Seller will, at all times while any of the Warrants or
           --------
Series D Shares remain outstanding, keep and maintain at its principal office a register in which the registration, transfer, and exchange of the Warrants and Series D Shares will be provided for. The Seller will not at any time except upon the dissolution, liquidation, or winding up of the Seller, close such register so as to result in preventing or delaying the exercise or transfer, as the case may be, of any of the Warrants or Series D Shares.

     2.07  Transfer and Exchange.  The Warrants, all options and rights under
           ---------------------
the Warrants, and the Series D Shares are transferable, in whole or in part, in person or by duly authorized attorney, on the books of the Seller upon surrender of the Warrants or the Series D Shares, as the case may be, at the principal offices of the Seller, together with the form of transfer authorization attached to the Warrants duly executed or by endorsement of the certificates representing the Series D Shares; provided, however, that such transfers of the Warrants and
                     --------  -------
Series D Shares will be made only to Persons that the transferor in good faith believes to be an "accredited investor" as such term is defined in Regulation D under the Securities Act. Absent any such transfer, the Seller may deem and treat the registered Holders of the Warrants or the Series D Shares, as the case may be, at any time as the absolute owners of the Warrants or the Series D Shares, as the case may be, for all purposes and will not be affected by any notice to the contrary. If any of the Warrants or Series D Shares are transferred in part the Seller will, at the time of surrender of such Warrant or Series D Shares, as the case may be, issue to the transferee a Warrant or a certificate for Series D Shares, as the case may be, covering the number of shares transferred and to the transferor a Warrant or a certificate for Series D Shares, as the case may be, covering the number of shares not transferred.

     2.08  Adjustments to Number of Shares Purchasable.
           -------------------------------------------

           (a) Unless and until the Series D Shares are redeemed by the Seller and the redemption price is paid in full (pursuant to the terms and conditions set forth in the Designation of Terms attached hereto at Exhibit
     A), the number of shares of Common Stock issuable upon exercise of the Warrants shall automatically increase as follows:

               (i) If the Series D Shares issued to Purchaser have not been redeemed on or before June 30, 1998, the number of shares of Common Stock issuable upon exercise of the Warrants shall be increased by multiplying the number of shares theretofore issuable thereunder by one hundred fifty percent (150%), and the product derived thereby shall thereafter be the number of shares issuable upon exercise of the Warrants, without any adjustment in the per share exercise price of the Warrants.

               (ii) If the Series D Shares issued to Purchaser have not been redeemed on or before December 31, 1998, the number of shares of Common Stock issuable upon exercise of the Warrants shall be increased by multiplying the number of shares theretofore issuable thereunder by one hundred thirty three and one-third percent
           (133 1/3%), and the product derived thereby shall thereafter be the number of shares issuable upon exercise of the Warrants, without any adjustment in the per share exercise price of the Warrants.

               (iii) If the Series D Shares issued to Purchaser have not been redeemed on or before December 31, 1999, the number of shares of Common Stock issuable upon exercise of the Warrants shall be increased by multiplying the number of shares theretofore issuable thereunder by one hundred twenty five percent (125%), and the product derived thereby shall thereafter be the number of shares issuable upon exercise of the Warrants, without any adjustment in the per share exercise price of the Warrants.

               (iv) If the Series D Shares issued to Purchaser have not been redeemed on or before December 31, 2000, the number of shares of Common Stock issuable upon exercise of the Warrants shall be increased by multiplying the number of shares theretofore issuable thereunder by one hundred twenty percent (120%), and the product derived thereby shall thereafter be the number of shares issuable upon exercise of the Warrants, without any adjustment in the per share exercise price of the Warrants.

           (b) The Warrants will be exercisable for the number of shares of Common Stock and/or Series B Preferred Stock in such manner that, following the complete and full exercise of the Warrants of each Holder, the amount of Common Stock and/or Series B Preferred Stock issued to all Holders will equal the aggregate number of shares of Common Stock and/or Series B Preferred Stock set forth in Warrant No. ___, as adjusted, to the extent necessary, to give effect to the following events:

               (i) In case at any time or from time to time, the holders of any class of Common Stock or Common Stock Equivalent have received, or (on or after the record date fixed for the determination of shareholders eligible to receive) have become entitled to receive, without payment therefor:

                     (A) consideration (other than cash) by way of dividend or
               distribution; or

                     (B) consideration (including cash) by way of spin-off,
               split-up, reclassification (including any reclassification in connection with a consolidation or merger in which the Seller is the surviving corporation), recapitalization, combination of shares into a smaller number of shares, or similar corporate restructuring;

           other than additional shares of Common Stock issued as a stock dividend or in a stock-split (adjustments in respect of which are provided for in Sections 2.08(b)(ii) and (iii)), then, and in each such case, the Holders, on the exercise of Warrants, will be entitled to receive for each share of Common Stock issuable under the Warrants as of the record date fixed for such distribution, the greatest per share amount of consideration received by any holder of any class of Common Stock or Common Stock Equivalent or to which such Holder is entitled. All such consideration receivable upon exercise of such Warrant with respect to such a distribution will be deemed to be outstanding and owned by such Holder for purposes of determining the amount of consideration to which such Holder is entitled upon exercise of the Warrant with respect to any subsequent distribution.

               (ii) If at any time there occurs any stock split, stock dividend or distribution, reverse stock split, or other subdivision of the Common Stock, then the number of shares of Common Stock to be received by the Holder of the Warrant and the Exercise Price, subject to the limitations set forth in this Agreement, will be proportionately adjusted.

               (iii) In case of any reclassification or change of outstanding shares of any class of Common Stock or Common Stock Equivalent (other than a change in par value, or from par value to no par value, or from no par value to par value), or in the case of any consolidation of the Seller with, or merger or share exchange of the Seller with or into, another Person, or in case of any sale of all or a majority of the property, assets, business, income or revenue generating capacity, or goodwill of the Seller, the Seller, or such successor or other Person, as the case may be, will provide that the Holder of this Warrant will thereafter be entitled to receive the highest per share kind and amount of consideration received or receivable (including cash) upon such reclassification, change, consolidation, merger, share exchange, or sale by any holder of any class of Common Stock or Common Stock Equivalent that this Warrant entitles the Holder to receive immediately prior to such reclassification, change, consolidation, merger, share exchange, or sale (as adjusted pursuant to Section 2.08(b)(i) and otherwise in this Agreement). Any such successor Person, which thereafter will be deemed to be the Seller for purposes of the Warrants, will provide for adjustments that are as nearly equivalent as may be possible to the adjustments provided for by this
          Section 2.08.

               (iv) If at any time the Seller issues or sells any shares of any Common Stock or any Common Stock Equivalent (excluding any Permitted Stock) at a per unit or share consideration (which consideration will include the price paid upon issuance plus the minimum amount of any exercise, conversion, or similar payment made upon exercise or conversion of any Common Stock Equivalent) less than the Exercise Price or the then current Fair Market Value per share of Common Stock immediately prior to the time such Common Stock or Common Stock Equivalent is issued or sold (the "Additional Securities"), then:

                      (A) the Exercise Price will be reduced (but not increased)
               to the lower of the prices calculated by:

                         (I) dividing (x) an amount equal to the sum of (1) the number of shares of Common Stock outstanding on a fully diluted basis immediately prior to such issuance or sale multiplied by the then existing Exercise Price plus
                      (2) the aggregate consideration, if any, received by the Seller upon such issuance or sale, by (y) the total number of shares of Common Stock outstanding immediately after such issuance or sale on a fully diluted basis; and

                         (II) multiplying the then existing Exercise Price by a
                      fraction, the numerator of which is (x) the sum of (1) the number of shares of Common Stock outstanding on a fully diluted basis immediately prior to such issuance or sale, multiplied by the Fair Market Value per share of Common Stock immediately prior to such issuance or sale, plus (2) the aggregate consideration received by the Seller upon such issuance or sale, (y) divided by the total number of shares of Common Stock outstanding on a fully diluted basis immediately after such issuance or sale, and the denominator of which is the Fair Market Value per share of Common Stock immediately prior to such issuance or sale (for purposes of this subsection (II), the date as of which the Fair Market Value per share of Common Stock will be computed will be the earlier of the date upon which the Seller will (aa) enters into a firm contract for the issuance of such shares, or (bb) issues such shares); and

                      (B) the number of shares of Common Stock or Series B
               Preferred Stock for which any of the Warrants may be exercised at the Exercise Price resulting from the adjustment described in subsection (A) above will be equal to the product of the number of shares of Common Stock or Series B Preferred Stock purchasable under such Warrants immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Exercise Price in effect immediately prior to such adjustment and the denominator of which is the Exercise Price resulting from such adjustment.

               (v) In case any event occurs as to which the preceding Sections 2.08(b)(i) through (iv) are not strictly applicable, but as to which the failure to make any adjustment would not fairly protect the purchase rights represented by the Warrants in accordance with the essential intent and principles of this Agreement, then, in each such case, the Holders may appoint an independent investment bank or firm of independent public accountants, which will give its opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles established in this Agreement, necessary to preserve the purchase rights represented by the Warrants. Upon receipt of such opinion, the Seller will promptly deliver a copy of such opinion to the Holders and will make the adjustments described in such opinion. The fees and expenses of such investment bank or independent public accountants will be borne equally by the Holders and the Seller.

          (c) The Seller will not by any action including, without limitation, amending, or permitting the amendment of, the charter documents, bylaws, or similar instruments of the Seller or through any reorganization, reclassification, transfer of assets, consolidation, merger, share exchange, dissolution, issue or sale of securities, or any other similar voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement or the Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holders against impairment or dilution. Without limiting the generality of the foregoing, the Seller will (i) take all such action as may be necessary or appropriate in order that the Seller may validly and legally issue fully paid and nonassessable shares of Common Stock and Other Securities, free and clear of all liens, encumbrances, equities, and claims; (ii) use its best efforts to obtain all such authorizations, exemptions, or consents from any public regulatory body having jurisdiction as may be necessary to enable the Seller to perform its obligations under the Warrants; and (iii) will take any action necessary to cause the par value per share of the Seller's Common Stock or Series B Preferred Stock to be less than or equal to the Exercise Price of the Warrants. Without limiting the generality of the foregoing, the

     Seller represents and warrants that the board of directors of the Seller has determined the Exercise Price to be adequate and the issuance of the Warrants to be in the best interests of the Seller.

          (d) Any calculation under this Section 2.08 will be made to the nearest one ten-thousandth of a share and the number of Issuable Warrant Shares resulting from such calculation will be rounded up to the next whole share of Common Stock or Other Securities comprising Issuable Warrant Shares.

          (e) At any time prior to the redemption of all issued and outstanding Series D Shares, the Seller will not, and will not permit any Subsidiary to, issue any Capital Stock other than Common Stock and Common Stock Equivalents.

     2.09  Lost, Stolen, Mutilated, or Destroyed Instruments.  If any of the
           -------------------------------------------------
Warrants or certificates for Series D Shares are lost, stolen, mutilated, or destroyed and if the Seller receives a lost security affidavit containing an indemnification from the Holder of such Warrant or Series D Shares and containing such other terms and providing for such bonding as may be reasonably requested by the Seller, the Seller will issue a new Warrant or certificate for Series D Shares, as the case may be, of like denomination, tenor, and date as the Warrant or certificate for Series D Shares, as the case may be, so lost, stolen, mutilated, or destroyed. Any such new Warrant or certificate for Series D Shares, as the case may be, will constitute an original obligation of the Seller, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant or certificate for Series D Shares, as the case may be, is at any time enforceable by any Person.

     2.10  Mandatory Redemption and Mandatory Exchange.
           -------------------------------------------

           (a) (i) Subject to the limitations hereinafter set forth, (A) if the Seller takes any action with respect to its Capital Stock (including without limitation any purchase of its shares or any combination of shares or reverse stock split and elimination of fractional shares) which would cause the Capital Stock currently or previously held by or currently issuable without restriction to any Regulated Holder and/or its Affiliates (not including Non-Attributable Stock) to exceed 24.99% of the Equity of the Seller, then prior to or simultaneously with such action, the Seller shall purchase from such Regulated Holder and/or its Affiliates such number of Warrants, Warrant Shares or other shares of Capital Stock as will reduce the shares of Capital Stock currently or previously held by or currently issuable without restriction to such Regulated Holder and its Affiliates (not including Non-Attributable Stock) to 24.99% of the Equity of the Seller (any such mandatory purchase being herein called a "Mandatory Redemption"). The price to be paid to the Holder upon a Mandatory Redemption shall be an amount equal to the Valuation Amount at the date of the event causing such Mandatory Redemption occurs (the "Trigger Date"), multiplied by a fraction the denominator of which is the number of issued and outstanding shares of Common Stock of the Seller at the Trigger Date, calculated on a fully diluted basis in accordance with generally accepted accounting principles, and the numerator of which is (Y) the aggregate number of shares of Common Stock of the Seller (i) comprising the Warrant Shares to be purchased by the Seller, and/or (ii) issuable upon exercise of the Warrants to be purchased by the Seller, (iii) issuable upon conversion of the

          Series B Preferred Stock comprising the Warrant Shares to be purchased by the Seller; and/or (iv) issuable upon conversion of the Series B Preferred Stock issuable upon exercise of the Warrants to be purchased by the Seller (assuming Series B Preferred Stock, rather than Common Stock, is then issuable under such Warrants), and/or (v) comprising any other shares of Capital Stock of the Seller then held or previously held by Purchaser or its Affiliates (excluding Non-Attributable Stock) (the "Redemption Price").

              (ii) The completion of all purchases and sales of Warrants and Warrant Shares pursuant to a Mandatory Redemption shall take place on the thirtieth (30th) day following the Trigger Date, unless another date is mutually agreed upon by the Seller and the selling Holder (the "Redemption Closing Date"). The Redemption Prices for all such purchases and sales shall be paid by the Seller issuing to the selling Holder in immediately available funds against delivery of certificates representing the Warrants and/or Warrant Shares to be purchased, duly endorsed for transfer to the Seller.

          (b) The Redemption Prices for all purchases and sales of Warrants and Warrant Shares pursuant to a Mandatory Redemption shall be determined and calculated in accordance with subsection 2.10(a) by the Seller's regularly engaged independent accountants. The Seller shall cause such accountants to deliver to the Seller and the selling holder, not later than 15 days prior to the completion of each purchase and sale under subsection 2.10(a), a written statement, signed by such accountants, setting forth in reasonable detail the respective purchase price and the calculation thereof and stating that such calculation was based on the books and records of the Seller and was made and delivered pursuant to this Section 2.10.

          (c) If the Seller takes any action with respect to its capital stock (including without limitation any purchase of its shares or any combination of shares or reverse stock split and elimination of fractional shares) which would cause the Common Stock currently or previously held by or currently issuable without restriction to a Regulated Holder and its Affiliates (other than shares of Non-Attributable Stock) to exceed 4.99% of the aggregate number of issued and outstanding shares of Common Stock, prior to or simultaneously with such action, the Seller shall exchange such portion of Common Stock for Series B Preferred Stock as will reduce the shares of Common Stock currently or previously held by or currently issuable without restriction to such Regulated Holder and its Affiliates (not including "Non-Attributable Stock") to 4.99% of the aggregate number of issued and outstanding shares of Common Stock (a "Mandatory Exchange").


                                  Article III
                        Representations and Warranties

     3.01  Representations and Warranties of the Seller.  Subject to and except
           --------------------------------------------
as disclosed in the Schedule of Exceptions attached hereto as Schedule I (the
                                                              ----------
"Schedule of Exceptions"), the Seller represents and warrants to each Purchaser that:

          (a) The Seller is a corporation duly organized and existing and in good standing under the laws of its state of incorporation and is qualified or licensed to do business in all other countries, states, and jurisdictions the laws of which require it to be so qualified or licensed, except where the failure to be so qualified or licensed would not have a material adverse effect on Seller's business, financial condition or results of operations. Except for Satellink Paging, LLC, Direct Link, LLC, NationsLink, LLC and NationsLink, L.P., the Seller has no Subsidiaries or debt or equity investment in any Person. Giving effect to the transactions contemplated herein, the Purchaser owns beneficially and of record the number of shares in the aggregate of the issued and outstanding capital stock or stock equivalents of the Seller on a fully converted and diluted basis as of the Closing Date set forth under the signature of such Purchaser on this Agreement, all being free and clear of all liens, claims and encumbrances other than any lien, claim or encumbrance arising from any action of such Purchaser. Other than Purchaser, and, except for any other stock issuable under any employee or director stock plan or issuable upon exercise of options granted to Daniel D. Lensgraf or principals of the Breckenridge Group, which constitutes Permitted Stock, no Person has any rights, whether granted by the Seller or any other Person, to acquire any portion of the equity interest of the Seller or the assets of the Seller.

          (b) The Seller has, and at all times that this Agreement is in force will have, the right and power, and is duly authorized, to enter into, execute, deliver, and perform this Agreement, the Series D Shares and the Warrants, and the officers of Seller executing and delivering this Agreement, the Series D Shares and the Warrants are duly authorized to do so. This Agreement, the Series D Shares and the Warrants have been duly and validly executed, issued, and delivered and constitute the legal, valid, and binding obligations of Seller, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditor's rights generally or general principles of equity (whether applied in an action at law or in equity).

          (c) The execution, delivery, and performance of this Agreement and the Warrants will not, by the lapse of time, the giving of notice, or otherwise, constitute a violation of any applicable provision contained in the charter, bylaws, or organizational documents of the Seller or contained in any material agreement, instrument, or document to which the Seller is bound.

          (d) As of the Closing Date, the authorized capital of the Seller consists of:

              (i)  Class A Common Stock.  50,000,000 shares of Class A Common
                   --------------------
          Stock (the "Common Stock"), of which 2,349,521.430 are issued and outstanding upon the Closing. The Seller has reserved 705,900 shares of Class A Common Stock for issuance upon conversion of the Series A Preferred Stock and the Series C Convertible Preferred Stock into Class A Common Stock;

              (ii) Class B Common Stock.  20,000 shares of Common Stock (the
                   --------------------
          "Class B Common Stock"), none of which are issued and outstanding as of the Closing;

              (iii) Series A Convertible Preferred Stock.  7,500 shares of
                    ------------------------------------
          Series A Convertible Preferred Stock, of which 7,360 are issued and outstanding as of the Closing. Each share of Series A Convertible Preferred Stock is convertible into shares of Common Stock on the terms and conditions contained in the Seller's Articles;

              (iv)  Series B Convertible Preferred Stock.  30,000 shares of
                    ------------------------------------
          Series B Convertible Preferred Stock, none of which are issued and outstanding as of the Closing. Each share of Series B Convertible Preferred Stock is convertible into shares of Common Stock on the terms and conditions contained in the Seller's Articles;

              (v)  Series C Convertible Preferred Stock.  3,500 shares of
                   ------------------------------------
          Series C Convertible Preferred Stock, 3,500 shares of which are issued and outstanding as of the Closing. Each share of Series C Convertible Preferred Stock is convertible into shares of Common Stock or Series B Convertible Preferred Stock on the terms and conditions contained in the Seller's Articles; and

              (vi) Series D Redeemable Preferred Stock.  4,500 shares of
                   -----------------------------------
          Series D Redeemable Preferred Stock, 4,500 of which are issued and outstanding as of the Closing.

          (e) Except for (i) the conversion rights of the holders of the Series A Preferred Stock and Series C Preferred Stock, as set forth in the Articles of Incorporation, (ii) options to purchase up to 112,383 shares of Class A Common Stock granted to employees of Seller pursuant to Seller's 1997 Long-Term Incentive Plan, and (iii) options to purchase up to 65,000 shares of Class A Common Stock granted to the principals of The Breckenridge Group, there are no outstanding warrants, options, conversion privileges, preemptive rights or other rights or agreements to purchase or otherwise acquire or issue any equity securities of the Seller. The Series D Shares and the shares of Common Stock or Series B Preferred Stock issuable upon exercise of the Warrants, when issued, sold and delivered in accordance with the terms of and for the consideration expressed in this Agreement, shall be duly and validly issued, fully-paid and non-assessable. The Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock have been offered, issued, sold, and delivered by the Seller free from preemptive rights, rights of first refusal, antidilution rights, cumulative voting rights or similar rights (except as otherwise provided in this Agreement, in the powers, designations, rights and preferences contained in the Articles of Incorporation or upon the waiver of such rights) and in compliance with applicable federal and state securities laws. Except pursuant to this Agreement and the Articles and except for the Permitted Stock the Seller is not obligated to issue or sell any Capital Stock. The Seller is not, nor will it be, a party to, or otherwise bound by, any agreement obligating it to register any of its Capital Stock. There is no agreement, arrangement, or understanding involving the Seller modifying, restricting, or in any way affecting the rights of any security holder to vote securities of the Seller, except for (i) that certain Stockholders' Agreement, dated August 1, 1988, and (ii) that certain Letter Agreement, dated November, 1995, by and between the Seller and Kellett Investment Corporation.

          (f) Except for the liens, pledges and security interests granted in connection with the Third Amended and Restated Loan and Security Agreement, dated as of June 27, 1997, the Seller has good, indefeasible, merchantable, and marketable title to, and ownership of, all of its material assets necessary for the conduct of its business free and clear of all liens, pledges, security interests, claims.

          (g) Subject to the accuracy of each of the Purchaser's representations in Section 3.02 of this Agreement, the offer, sale and issuance of the Shares constitute transactions exempt from the registration requirements of
     Section 5 of the Securities Act, Section 5 of the Georgia Securities Act of 1973, as amended (O.C.G.A. Section 10-5-5) (the "Georgia Act"), and the securities acts and laws of any other applicable jurisdictions.

          (h) The Seller has delivered to the Purchaser unaudited financial statements of the Seller at December 31, 1997, (the "Financial Statements"). The Financial Statements are complete and correct in all material respects, subject (in the case of the unaudited statements) to normal year-end adjustments, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Financial Statements accurately set out, describe and fairly present the financial condition and operating results of the Seller as of the dates, and for the periods, indicated therein, subject (in the case of the unaudited statements) to normal year-end audit adjustments.

          (i)  Since December 31, 1997, there has not been:

               (A) except for the transactions contemplated by that certain Merger Agreement, dated January 27, 1998, by and among the Seller, Premier Paging, Inc. ("Premier"), Premier Paging of New Orleans, Inc. ("Premier New Orleans") and the shareholders of each of Premier and Premier New Orleans (the "Premier Agreement"), any change in the assets, liabilities, financial condition or operating results of the Seller from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

               (B) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Seller (as such business is presently conducted and as it is currently proposed to be conducted);

               (C) any amendments or changes in the Articles of Incorporation or Bylaws of the Seller, except for the Amendment to the Articles of Incorporation filed with the Georgia Secretary of State on March 31, 1998;

               (D) any waiver or compromise by the Seller of a valuable right or of a material debt owed to the Seller;

               (E) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Seller, except in the ordinary course of business and that is not material to the assets, properties, financial condition, operating results or business of the Seller (as such business is presently conducted and as it is currently proposed to be conducted);

               (F) any change or amendment to a material contract or arrangement by which the Seller or any of its assets or properties is bound or subject;

               (G) except for the regular cash dividends declared and paid on January 31, February 28, and March 31, 1998 to holders of the Seller's Series C Preferred Stock in the amount of $8.333 per any declaration or payment of any dividend or other distribution of the assets of the Seller;

               (H) any increase in or modification of the compensation or benefits payable by the Seller to any of their directors or employees, except in the ordinary course of business consistent with past practice;

               (I) any increase in or modification of any bonus, pension, insurance or other employee benefit plan, payment or arrangement (including, but not limited to, the granting of stock options, restricted stock awards or stock appreciation rights) made to, for or with any employee of the Seller, except in the ordinary course of business consistent with past practice;

               (J) except for the issuance of a Subordinate Promissory Note in connection with the consummation of the transactions contemplated by the Premier Agreement, any incurrence, assumption or guarantee by the Seller of any debt for borrowed money; issuance or sale of any securities convertible into or exchangeable for debt securities of the Seller; or issuance or sale of options or other rights to acquire from the Seller, directly or indirectly, debt securities of the Seller, or any securities convertible into or exchangeable for any such debt securities;

               (K) any making of any loan, advance or capital contribution to any person other than travel loans or advances made in the ordinary course of business; or

               (L) any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Seller.

          (j) The Seller is not in material default under any contract, agreement, instrument, license, or commitment that is material to the Seller (collectively, the "Material Agreements"), and the Seller is not aware of any material default by another party, either pending or threatened, with respect to the Material Agreements. All the Material Agreements are valid and binding obligations of the Seller, in full force and effect in all material respects. The Seller does not intend to cancel, withdraw, modify or amend any such Material Agreement and neither has been notified that any other party to any such Material Agreement intends to cancel, withdraw, modify or amend such Material Agreement. The Seller is not a party to or bound by any material contract agreement or instrument, or subject to any restriction under its certificate of incorporation or bylaws, that adversely affects its business as presently conducted or as currently proposed to be conducted, its properties or its financial condition.

          (k) The Seller has no material liability or obligation, absolute or contingent (individually or in the aggregate), that is not disclosed in the Financial Statements, except (i) as contemplated under the Premier Merger Agreement, or (ii) obligations and liabilities incurred after the date of the Financial Statements in the ordinary course of business that are not individually or in the aggregate material. The Seller after reasonable investigation has no knowledge of any basis for any other claim against or liability or obligation of the Seller.

          (l) Set forth on the Schedule of Exceptions is a list of (a) all the material obligations of the Seller to its officers, directors, shareholders and employees, including any member of their immediate families (other than normal accrued wages and benefits and travel expense vouchers) and (b) all the obligations of the officers, directors, shareholders and employees of the Seller, including any member of their immediate families (other than expense advances made in the ordinary course of business) to the Seller, which schedule is complete and correct in all material respects as of the date of this Agreement.

          (m) Neither the Seller nor any of its Subsidiaries has any collective bargaining agreements with any of its employees and to the best of the Seller's knowledge there is no labor-union-organizing activity pending or threatened with respect to the Seller or its Subsidiaries.

          (n) The Seller is not in violation of (i) any provisions of its Articles or its bylaws as amended and in effect on and as of the Closing, or (ii) any provisions of any instrument or contract to which it is a party or any judgment, decree or order by which it is bound or any statute, rule or regulation applicable to it except, in the case of this clause
     (ii), where such violation would not have a material adverse effect on the Seller's business, financial condition or results of operations. The execution, delivery and performance of this Agreement and the issuance and sale of the Series D Shares and Warrants pursuant hereto and the Issuable Warrant Shares pursuant to the exercise of the Warrants, will not result in any such violation or be in conflict with or constitute a default under any such provisions or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any properties or assets of the Seller.

          (o) To the best of the Seller's knowledge, there is no action, proceeding or investigation pending or currently threatened against the Seller before any court or administrative agency (or any basis therefor known to the Seller) which, if decided adversely to the Seller, could reasonably be expected to have a material adverse effect on the Seller's business, financial condition or results of operation. The foregoing includes, without limiting its generality, actions pending or threatened (or any basis therefor known to the Seller) involving the prior employment of any of the Seller's employees or their use in connection with the Seller's business of any information or techniques allegedly proprietary to any of their former employers. There is no action, proceeding or investigation by the Seller currently pending or that the Seller intends to initiate.

          (p) To the best of the Seller's knowledge, the Seller has sufficient title and ownership of or is licensed under all patents, trademarks, service marks, trade names, copyrights, and all registrations and applications for registration of any of the foregoing, and all trade secrets, information, inventions, computer programs owned or licensed by the Seller, documentation, proprietary rights and processes (collectively, "Intellectual Property") necessary for its business as now conducted without any conflict with or without infringement of the rights of others. There are no outstanding material options, licenses or agreements relating to the foregoing nor is the Seller bound by or a party to any material options, licenses or agreements with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Seller has not received any communications alleging that it has violated or, by conducting its businesses as currently proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity.

          (q) To the best of the Seller's knowledge, the Seller has not done anything to compromise the secrecy, confidentiality or value of any of its trade secrets, know-how, inventions, prototypes, designs, processes or technical data required to conduct its business as now conducted or as proposed to be conducted. The Seller has taken in the past and will take in the future reasonable security measures to protect the secrecy, confidentiality and value of all its trade secrets, know-how, inventions, prototypes, designs, processes, and technical data important to the conduct of its business.

          (r) The Seller has accurately prepared and timely filed all United States income tax returns and all state and municipal tax returns that are required to be filed by it and has paid or made provision for the payment of all taxes that have become due pursuant to such returns. No deficiency assessment or proposed adjustment of the Seller's United States income tax or state or municipal taxes is pending and the Seller has no knowledge of any liability as of the date hereof for any tax for which there is not an adequate reserve reflected in the Financial Statements.

          (s) The Seller has fire, casualty and liability insurance policies customary for the type and scope of its properties and business.

          (t) All consents, approvals, orders or authorizations of, or registrations, qualifications, designations, declarations or filings with any federal or state governmental authority on the part of the Seller required in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Series D Shares, the Warrants, or the consummation of any other transaction contemplated hereby have been obtained, or will be obtained prior to the Closing, except for notices required to be filed with certain state and federal securities commissions after the Closing, which notices will be filed on a timely basis.

          (u) The Seller (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement and (ii) hereby agrees to indemnify and to hold the Purchaser harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Seller or any of its employees or representatives is responsible.

          (v) None of the documents, instruments, or other information furnished to the Purchaser by the Seller contains any untrue statement of a material fact or omits to state any material fact necessary in order to make any statements made therein not misleading. No representation, warranty, or statement made by the Seller in this Agreement or in any applicable document, certificate, exhibit or schedule attached hereto or thereto or delivered in connection herewith or therewith, contains or, at the Closing Date, will contain any untrue statement of a material fact, or, at the Closing Date, omits or will omit to state a material fact necessary to make any statements made herein or therein not misleading. There is no fact that materially and adversely affects the condition (financial or otherwise), results of operations, business, properties, or prospects of the Seller or any of its Subsidiaries that has not been disclosed in the documents provided to the Purchaser.

          (w) If the Seller fails or refuses to comply with or otherwise breaches the agreements or representations contained in this Agreement in any material respect and does not correct such failure or breach within 60 days after written notice of such failure or breach is delivered to the Seller, then in addition to all other remedies available to the Purchasers, the Purchasers holding a majority of the Series D Shares may demand, in writing, that the Seller repurchase all Series D Shares acquired by the Purchaser at a price equal to the liquidation price plus accrued dividends.

     3.02  Representations and Warranties of the Purchaser.  The Purchaser
           -----------------------------------------------
represents and warrants to the Seller:

           (a) Unless such Purchaser is a natural person, it is a corporation, limited partnership or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

           (b) It has the right and power and is duly authorized to enter into, execute, deliver, and perform this Agreement, and its officers, managers or agents executing and delivering this Agreement are duly authorized to do so. This Agreement has been duly and validly executed, issued, and delivered and constitutes the legal, valid, and binding obligation of such Purchaser, enforceable in accordance with their respective terms.

           (c) It (i) is an "accredited investor," as that term is defined in Regulation D under the Securities Act; (ii) has such knowledge, skill, and experience in business and financial matters, based on actual participation, that it is capable of evaluating the merits and risks of an investment in the Seller and the suitability thereof as an investment for each Purchaser; (iii) has received and reviewed all such financial and other information and records of the Seller as it considered necessary or appropriate in deciding whether to purchase the Series D Shares and the Warrants and any securities issuable upon exercise of the Warrants, and the Seller has made available to it the opportunity to ask questions of, and to receive answers and to obtain additional information from, representatives of the Seller; (iv) all such additional information has been provided to and reviewed by it; and (v) it has the ability to bear the economic risks of losing its entire investment in the

     Series D Shares and the Warrants and any securities issuable upon exercise of the Warrants.

          (d) Except as otherwise contemplated by this Agreement, each Purchaser is acquiring its Series D Shares, its Warrants and any securities issuable upon exercise of the Warrants for investment for its own account and not with a view to any distribution thereof in violation of applicable securities laws.

          (e) It agrees that the certificates representing its Series D Shares, its Warrants, and any Issued Warrant Shares will bear the legends referenced in this Agreement, and such Series D Shares, Warrants or Issuable Warrant Shares, as the case may be, will not be offered, sold, or transferred in the absence of registration or exemption under applicable securities laws.

          (f) It has no current contract, undertaking, agreement, arrangement or understanding with any Person to sell, transfer, grant any participation in, or otherwise distribute any of the Series D Shares, the Warrants or the Issuable Warrant Shares to any Person.

                                   Article IV
                            Covenants of the Seller

  4.01.  Financial Statements.  The Seller will keep books of account and
         --------------------
prepare financial statements and, except as such time as the Seller is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, will cause to be furnished to each Purchaser and each other Holder (all of the foregoing and following to be kept and prepared in accordance with United States generally accepted accounting principles applied on a consistent basis):

         (a) As soon as available, but in any event within 90 days after the end of each fiscal year of the Seller, either (A) a copy of the Seller's Annual Report on Form 10-K (or any successor form) and any documents incorporated by reference into such form for the prior fiscal year, as filed with the Commission under the Exchange Act, or (B) a copy of the consolidated balance sheet of the Seller and its consolidated Subsidiaries as at the end of such year and the related consolidated statement of income and retained earnings and of cash flow for such year, setting forth in each case in comparative form the figures for the previous year certified by Arthur Andersen & Co., L.L.C. or by another firm of nationally recognized independent certified public accountants, and the consolidated balance sheet of the Seller and its consolidated Subsidiaries as at the end of such fiscal year, showing inter-company eliminations, and the related consolidating statements of income and retained earnings and changes in financial position of the Seller and its consolidated Subsidiaries for such year, showing inter-company eliminations, setting forth in each case in comparative form the figures for the previous fiscal year, certified by Arthur Andersen & Co., L.L.C. or by another firm of nationally recognized independent certified public accountants.

         (b) As soon as available but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Seller, either (A) a copy of the Seller's Quarterly Report on Form 10-Q (or any successor form) for the preceding fiscal quarter, as filed with the Commission under the Exchange Act, or (B) the unaudited consolidated balance sheet of the Seller and its consolidated Subsidiaries as at the end of each such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flow of the Seller and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through such date setting forth in each case in comparative form the figures for the same period of the previous fiscal year, certified by the chief financial or accounting officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).

           (c) Promptly after the sending or filing thereof, as the case may be, copies of any reports, certificates, budgets, definitive proxy statements or financial statements which Seller sends to its shareholders and copies of any regular periodic and special reports or registration statements which Seller files with the Commission (or any governmental agency substituted therefor), including, but not limited to, any report or registration statement which Seller files with any national securities exchange.

           (d) If such holder is a Regulated Holder, such financial statements and other information as such Regulated Holder may from time to time reasonably request for the purpose of assessing the Seller's financial condition for purposes of complying with applicable laws or regulations.

           (e) All such financial statements to be prepared in reasonable detail and in accordance with generally accepted accounting principles applied consistently throughout the periods reflected therein (except as approved by such accountants and officer and disclosed therein).

     4.02  Inspection.  The Seller will permit any representative designated by
           ----------
a Holder or Holders collectively holding at least 500 shares of Series D Preferred Stock to (a) visit and inspect any of the properties of the Seller;
(b) examine the corporate and financial records of Seller and make copies thereof or extracts therefrom; and (c) discuss the affairs, finances, and accounts of the Seller with the directors, officers, key employees, and independent accountants of the Seller. The inspections, examinations and discussions provided for in the preceding sentence shall be conducted during normal business hours, shall be reasonable in scope and shall not disrupt or adversely affect any aspect of the operations of the Seller.

     4.03  Notice.
           ------

           (a) In the event of (i) any setting by the Seller of a record date with respect to the holders of any class of Capital Stock for the purpose of determining which of such holders are entitled to dividends, repurchases of securities or other distributions, or any right to subscribe for, purchase or otherwise acquire any shares of Capital Stock or other property or to receive any other right; or (ii) any capital reorganization of the Seller, or reclassification or recapitalization of the Capital Stock or any transfer of all or a majority of the assets, business, or revenue or income generating capacity of the Seller, or consolidation, merger, share exchange, reorganization, or similar transaction involving the Seller; or
     (iii) any voluntary or involuntary dissolution, liquidation, or winding up of the Seller; or (iv) any proposed issue or grant by the Seller of any Capital Stock, or any right or option to subscribe for, purchase, or otherwise acquire any Capital Stock (other than the issue of Issuable Warrant Shares upon exercise of the Warrants or pursuant to the Seller's 1997 Long-Term Incentive Plan), then, in each such event, the Seller will deliver or cause to be delivered to the Holders a notice specifying, as the case may be, (A) the date on which any such record is to be set for the purpose of such dividend, distribution, or right, and stating the amount and character of such dividend, distribution, or right; (B) the date as of which the holders of record will be entitled to vote on any reorganization, reclassification, recapitalization, transfer, consolidation, merger, share exchange, conveyance, dissolution, liquidation, or winding-up; (c) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, share exchange, conveyance, dissolution, liquidation, or winding-up is to take place and the time, if any is to be fixed, as of which the holders of record of any class of Capital Stock will be entitled to exchange their shares of Capital Stock for securities or other property deliverable upon such event; and (D) the amount and character of any Capital Stock property, or rights proposed to be issued or granted, the consideration to be received therefor, and, in the case of rights or options, the exercise price thereof, and the date of such proposed issue or grant and the Persons or class of Persons to whom such proposed issue or grant will be offered or made. Any such notice will be deposited in the United States mail, postage prepaid, at least thirty (30) days prior to the date therein specified, and notwithstanding anything in this Agreement or the Warrants to the contrary the Holders may exercise the Warrants within thirty (30) days from the mailing of such notice. The Seller shall, promptly on request of a Holder, provide such other information as the Holders may reasonably request.

           (b) If there is any adjustment as provided above in Article II (other than as provided in Section 2.08(a)), or if any Other Securities become issuable in lieu of shares of such Common Stock upon exercise of the Warrants, the Seller will immediately cause written notice thereof to be sent to each Holder, which notice will be accompanied by a certificate of the independent public accountants of the Seller setting forth in reasonable detail the basis for the Holders' becoming entitled to receive such Other Securities, the facts requiring any such adjustment in the number of shares receivable after such adjustment, or the kind and amount of any Other Securities so purchasable upon the exercise of the Warrants, as the case may be. At the request of any Holder and upon surrender of the Warrant of such Holder, the Seller will reissue such Warrant of such Holder in a form conforming to such adjustments.

     4.05  Warrant Rights.  The Seller covenants and agrees that during the
           --------------
term of this Agreement and so long as any of the Warrants are outstanding, (a) the Seller will at all times have authorized and reserved a sufficient number of shares of Common Stock and Series B Preferred Stock, to provide for the exercise in full of the rights represented by the Warrants; (b) the Seller will not increase or permit to be increased the par value per share or stated capital of the Issuable Warrant Shares or the consideration receivable upon issuance of its Issuable Warrant Shares; and (c) in the event that the exercise of the Warrants would require the payment by the Holder of consideration for the Common Stock or Series B Preferred Stock receivable upon such exercise of less than the par or stated value of such Issuable Warrant Shares, subject to any required shareholder approval, the Seller will promptly take such action as may be necessary to change the par or stated value of such Issuable Warrant Shares to an amount less than or equal to such consideration.

     4.06  Redemption of Series D Shares.  The Series D Shares are subject to
           -----------------------------
redemption as provided in the Designation of Terms of Series D Redeemable Preferred Stock attached hereto as Exhibit A.


                                 Article V
                                 Put Option

     5.01  Grant of Option.  In the event that Seller has not completed a
           ---------------
Qualified Public Offering prior to the Put Option Period (as defined below), each Purchaser shall have an option to sell to the Seller, and the Seller is obligated to purchase from each Purchaser under such option (the "Put Option"), all (or such portion as is designated by any such Purchaser pursuant to Section
5.03 below) of the Put Shares. The Put Option will be effective at any time after the five-year anniversary of the Closing Date or at any earlier time or times after the occurrence of one of the following events (the "Put Option Period"):

           (a) A merger, consolidation, share exchange, or similar transaction involving the Seller, as a result of which stockholders of the Seller immediately prior to such acquisition possess a minority of the voting power of the acquiring entity immediately following such acquisition, or sale in one or more related transactions of all or a substantial portion of the assets, business, or revenue or income generating operations of the Seller or any substantial change in the type of business conducted by the Seller; or

           (b) After any failure of the Seller in any material respect to perform or comply with any of its obligations hereunder; provided, however,
                                                   --------  -------
     that the Put Option Period will continue with respect to such default or other failure, even after the same has been cured, if notice of exercise of the Put Option by such Purchaser is provided pursuant to this Article V during the continuance of such default or such other failure, as the case may be.

     5.02  Put Price.  In the event that any Purchaser exercises the Put Option,
           ---------
the price (the "Put Price") to be paid to each such Purchaser pursuant to this Agreement will be cash in the sum of the amount determined by (1) multiplying the higher of (a) the Book Value or (b) the Fair Market Value per share of Warrant Shares as of the end of the month immediately preceding the date notice is given of the exercise of the Put Option pursuant to Section 5.03 times the number of shares of Warrant Shares for which the Put Option is being exercised by such Purchaser and (2) subtracting an amount equal to (a) the Exercise Price multiplied by (b) the number of Issuable Warrant Shares.

     5.03  Exercise of Put Option.  The Put Option may be exercised during the
           ----------------------
Put Option Period with respect to all or any portion of the Put Shares. Such option shall be exercised by such Purchaser giving notice to the Seller and each other Purchaser during the Put Option Period of the Purchaser's election to exercise the Put Option, and the date of the Put Option Closing, which will be not less than fifteen (15) nor more than ninety (90) days after the date of such notice. The Seller will provide each Purchaser desiring to exercise its Put Option the name and address of each other Purchaser. Notwithstanding the foregoing, if a Purchaser receives such notice of another Purchaser's exercise of such other Purchaser's Put Option, the Purchaser receiving such notice may elect to exercise its Put Option and designate a Put Option Closing simultaneous and pari passu with that of such other Purchaser.

     5.04  Certain Remedies.  In the event that the Seller defaults in its
           ----------------
obligation to purchase all or any portion of the Put Shares upon exercise of the Put Option, in addition to any other rights or remedies of each Purchaser, the unpaid portion of the Put Price will bear interest at the lesser of (a) eighteen percent (18%) per annum, compounded monthly, or (b) the highest rate permitted by applicable law. The Seller will, upon the request of any Purchaser, execute and deliver to such Purchaser a promissory note in form and substance satisfactory to such Purchaser evidencing such obligation.

     5.05  Put Option Closing.  The closing for the purchase and sale of all or
           ------------------
such portion of the Put Shares as to which the Purchaser has notified the Seller of its intention to exercise the Put Option, will take place at the office of the Seller on the date specified in such notice of exercise (a "Put Option Closing"). At any Put Option Closing, to the extent applicable, the Purchaser of the Put Shares will deliver the certificate or certificates evidencing the Put Shares being purchased, duly endorsed in blank. In consideration therefor, the Seller will deliver to the Purchaser the Put Price, which will be payable in cash.


                                   Article VI

                              Registration Rights

     6.01  Registration Rights.
           -------------------

               (a) If, at any time after the date hereof, the Seller proposes to register any of its securities under the Securities Act (except pursuant to a registration statement filed on Form S-8 or Form S-4 or such other form as shall be prescribed under the Act for substantially similar purposes), it will at each such time give written notice (which notice shall state the intended method of disposition thereof by the prospective sellers) to all holders of outstanding Registrable Securities of its intention to do so and the proposed minimum offering price per Registrable Securities and upon the written request of any holder thereof given within 10 days after the Seller's giving of such notice, the Seller will use its reasonable best efforts to effect the registration of the Registrable Securities which it shall have been so requested to register by including the same in such registration statement all to the extent required to permit the sale or other disposition thereof in accordance with the intended method of sale or other disposition given in each such request. If the registration of which the Seller gives notice pursuant to this subsection (c) is for an underwritten public offering, only Registrable Securities which are to be included in the underwriting may be included in such registration, and the Seller shall have the right to designate the managing underwriter(s) in any such underwritten public offering; provided that (i) the Seller shall use its commercially reasonable efforts to cause the managing underwriter(s) to include the Registrable Securities requested to be included in the registration in the underwriting; (ii) if the managing underwriter(s) advises the holders of the Registrable Securities and all other Persons seeking to include securities of the Seller held by them in such registration statement ("Other Security Holders") in writing that the total amount of securities which they and the Seller intend to include in such offering is sufficiently large to materially and adversely affect the success of such offering, the amount of securities to be offered shall be reduced pro rata among the holders of the Registrable Securities and all Other Security Holders (based upon the amount of securities each such Person, other than the Seller, sought to include in the offering) to the extent necessary to reduce the total amount of securities to be included in the offering to the amount recommended by such managing underwriter(s) (which amount may be zero, if so recommended by such managing underwriter(s) [Priority vis-a-vis other stockholders with registration rights to be discussed]. Any registration statement filed pursuant to this subsection (c) may be withdrawn at any time at the discretion of the Seller.

           (b) If a registration under subsection (a) shall be in connection with an underwritten public offering, each holder of Registrable Securities shall be deemed to have agreed by acquisition of such Registrable Securities not to effect any sale or distribution, including any sale pursuant to Rule 144 or Rule 144A, of any Registrable Securities, and not to effect any such sale or distribution of any other equity security of the Seller or of any security convertible into or exchangeable or exercisable for any equity security of the Seller (other than as part of such underwritten public offering) within seven days before or 180 days after the effective date of such registration statement (and the Seller hereby also so agrees and agrees to cause each holder of any equity security, or of any security convertible into or exchangeable or exercisable for any equity security, of the Seller purchased from the Seller at any time other than in a public offering, so to agree).

           (c) As a condition to the inclusion of a holder's Registrable Securities in any registration statements, each such holder of Registrable Securities requesting registration thereof will furnish to the Seller such information with respect to such holder as is required to be disclosed in the registration statement (and the prospectus included therein) by the applicable rules, regulations and guidelines of the Commission. Failure of a holder to furnish such information or agreement shall not affect the obligation of the Seller under this Section 6.01 to the remaining holders who furnish such information.

           (d) If and whenever the Seller is required under this Section 6.01 to use its commercially reasonable efforts to effect the registration of Registrable Securities under the Securities Act, the Seller shall:

                (i) as expeditiously as possible and subject to the limitations set forth in subsection (a), prepare and file with the Commission a registration statement on the appropriate form with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective as soon as practicable after such filing;

                (ii) as expeditiously as possible, prepare and file with the Commission such amendments and supplements (including post-effective amendments and supplements) to the registration statement covering such Registrable Securities and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and usable for resale for a period necessary to complete the distribution of such securities, but in no event in excess of 24 months plus any period during which the holders of Registrable Securities are obligated to refrain from selling because the Seller is required to amend or supplement the prospectus under subsection
          (d)(iv), and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during such period in accordance with the intended method of disposition of the sellers set forth therein;

               (iii) as expeditiously as possible, furnish to each seller of such Registrable Securities registered, or to be registered under the Securities Act, and to each underwriter, if any, of such Registrable Securities such number of copies of a prospectus and preliminary prospectus in conformity with the requirements of the Securities Act, and such other documents as such seller or underwriter may reasonably request in order to facilitate the public sale or other disposition of such Registrable Securities

               (iv) as expeditiously as possible, notify each seller of such Registrable Securities if, at any time when a prospectus relating to such Registrable Securities, is required to be delivered under the Securities Act, any event shall have occurred as a result of which the prospectus then in use with respect to such Registrable Securities would include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or for any other reason it shall be necessary to amend or supplement such prospectus in order to comply with the Securities Act and prepare and furnish to all sellers as promptly as possible, and in any event within ninety (90) days of such notice, a reasonable number of copies of a supplement to or an amendment of such prospectus which will correct such statement or omission or effect such compliance;

               (v) as expeditiously as possible, use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as such seller shall reasonably request and do any and all other acts and things which may be reasonably necessary to enable such seller to consummate the public sale or other disposition in each such jurisdiction of the Registrable Securities owned by such seller and included in such registration statement, provided that the Seller shall not be required to consent to the general service of process or to qualify to do business in any jurisdiction where it is not then qualified;

               (vi) use its reasonable best efforts to keep the holders of such Registrable Securities informed of the Seller's best estimate of the earliest date on which such registration statement or any post-effective amendment or supplement thereto will become effective and will promptly notify such holders and the managing underwriters, if any, participating in the distribution pursuant to such registration statement of the following: (A) when such registration statement or any post-effective amendment or supplement thereto becomes effective or is approved; (B) of the issuance by any competent authority of any stop order suspending the effectiveness or qualification of such registration statement or the prospectus then in use or the initiation or threat of any proceeding for that purpose; and (c) of the suspension of the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction;

               (vii) make available to its security holders, as soon as practicable, an earnings statement covering a period of at least twelve months which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

               (viii) cooperate with the sellers of such Registrable Securities and the underwriters, if any, of such Registrable Securities; give each seller of such Registrable Securities, and the underwriters, if any, of such Registrable Securities and their respective counsel and accountants, such access to its books and records and such opportunities to discuss the business of the Seller with its officers and independent public accountants as shall be necessary to enable them to conduct a reasonable investigation within the meaning of the Securities Act and, in the event that Registrable Securities are to be sold in an underwritten offering, enter into an underwriting agreement containing customary representations and warranties, covenants, conditions and indemnification provisions, including without limitation the furnishing to the underwriters of a customary opinion of independent counsel to the Seller and a customary "comfort" letter from the Seller's independent public accountants;

               (ix) provide a CUSIP number for all Registrable Securities not later than the effective date of the registration statement;

               (x) as to all registrations under subsection (a), pay all costs and expenses incident to the performance and compliance by the Seller of this Section 6.01, including without limitation (A) all registration and filing fees; (B) all printing expenses; (C) all fees and disbursements of counsel and independent public accountants for the Seller; (D) all blue sky fees and expenses (including fees and expenses of counsel in connection with blue sky surveys); (E) all transfer taxes; (F) the entire expense of any special audits required by the rules and regulations of the Commission; (G) the cost of distributing prospectuses in preliminary and final form as well as any supplements thereto and (H) the fees and expenses of one counsel for the holders of the Registrable Securities being registered; and

          (e)  (i)     The Seller will indemnify and hold harmless each seller
          of Registrable Securities, each director, officer, employee and agent of each seller, and each other person, if any, who controls such seller within the meaning of the Securities Act or the Exchange Act from and against any and all losses, claims, damages, liabilities and legal and other expenses (including costs of investigation) caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any prospectus or preliminary prospectus contained therein or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to such seller and furnished to the Seller in writing by such seller expressly for use therein, and provided that the Seller will not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act under the indemnity agreement in this subsection (e) with respect to any preliminary prospectus or the final prospectus or the final prospectus as amended or supplemented, as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter or controlling Person results from the sale by such underwriter of Registrable Securities to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus or of the final prospectus as then amended or supplemented, whichever is most recent, if the Seller has previously furnished copies thereof to such underwriter, or from a sale to a Person in a state where the offering has not been registered or qualified, if the Seller has notified the seller and any underwriter involved in such sale of the states where the offering has been registered or qualified.

               (ii) It shall be a condition to the obligation of the Seller to effect a registration of Registrable Securities under the Securities Act pursuant hereto that (X) each seller, severally and not jointly, indemnify and hold harmless the Seller and each person, if any, who controls the Seller within the meaning of the Securities Act or the Exchange Act to the same extent as the indemnity from the Seller in the foregoing paragraph, but only with reference to any breach by such seller of any agreement between such seller, and the Seller with respect to the offering and with reference to information relating to such seller furnished to the Seller in writing by such seller expressly for use in the registration statement, any prospectus or preliminary prospectus contained therein or any amendment or supplement thereto and (Y) each seller, in the event that Registrable Securities are to be sold in an underwritten offering, enters into an underwriting agreement containing customary representations and warranties, covenants, conditions and indemnification provisions.

               (iii) In case any claim shall be made or any proceeding (including any governmental investigation) shall be instituted involving any indemnified party in respect of which indemnity may be sought pursuant to this subsection (g), such indemnified party shall promptly notify the indemnifying party in writing of the same, provided that failure to notify the indemnifying party shall not relieve it from any liability it may have to an indemnified party otherwise than under this subsection (g). The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party in such proceeding and shall pay the fees and disbursements of such counsel. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and disbursements of such counsel shall be at the expense of such indemnified party unless
          (A) the indemnifying party shall have failed to retain counsel for the indemnified party as aforesaid, (B) the indemnifying party and such indemnified party shall have mutually agreed to the retention of such counsel or (C) representation of such indemnified party by the counsel retained by the indemnifying party would, in the reasonable opinion of the indemnified party, be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding, provided that the Seller shall not be liable for the fees and disbursements of more than one additional counsel for all indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

          (f) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in subsection (e) is due in accordance with its terms but is for any reason held by a court to be unavailable on grounds of policy or otherwise, the Seller or the applicable sellers, as the case may be, shall contribute to the aggregate losses, claims, damages and liabilities incurred (including legal or other expenses reasonably incurred in connection with the investigating or defending of same) by the other and for which such indemnification was sought. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the securities included in the registration statement (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate in the circumstances; provided, however, that (i) in no case shall any seller of Registrable Securities be required to contribute any amount in excess of the total public offering price of the Registrable Securities sold by him and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this subsection (f), each person who controls any seller of Registrable Securities or the Seller shall have the same rights to contribution as such seller or the Seller. Any party entitled to contribution shall, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against the Seller or the seller of Registrable Securities under this subsection (f), notify the Seller or such seller, as the case may be, but the omission to so notify the Seller or such seller, as the case may be, shall not relieve it from any other obligation it may have hereunder or otherwise.

          (g) After the date hereof, the Seller shall not grant to any holder of securities of the Seller any registration rights which have a priority greater than or equal to those granted to holders of Registrable Securities pursuant to this Section 6.01 without the prior written consent of the holders of at least a majority of the aggregate outstanding Registrable Securities, voting as a single group.


                                  Article VII
                                  Conditions

     The obligations of each Purchaser under this Agreement to purchase Series D Shares and the Warrants at the Closing are subject to the fulfillment at or before the Closing of each of the following conditions, any of which may be waived in writing by such Purchaser:

     7.01      Representations and Agreements.  The representations and
               ------------------------------
warranties of the Seller contained in this Agreement shall be true, correct and complete as of the Closing. The Seller shall have performed or fulfilled all agreements, obligations and conditions contained herein required to be performed or fulfilled by the Seller at the Closing.

     7.02      Due Diligence.  The Purchaser shall be satisfied with its due
               -------------
diligence investigation of the affairs of the Seller, including, without limitation, its review of the interim unaudited financial statements of the Seller at and for the two (2) months ended February 28, 1998. For purposes of this section, a Purchaser shall be deemed to be satisfied with its due diligence investigation unless, on or prior to March 31, 1998, such Purchaser gives written notice to the Seller that such Purchaser is not so satisfied and is electing not to consummate the transactions contemplated hereby, which notice shall specify, with reasonable particularity, the basis of such election. No waiver of rights for breach of representations arises from such due diligence investigation.

     7.03      Proceedings.  All corporate and legal proceedings taken by the
               -----------
Seller in connection with the transactions contemplated hereby and all documents and papers relating to such transactions shall be satisfactory to the Purchasers, in the reasonable exercise of the judgment of the Purchaser.

     7.04      Opinion.  The Purchasers shall have received a favorable legal
               -------
opinion, dated the Closing Date, from counsel to the Seller, substantially in the form attached as Exhibit C.

     7.05      Blue Sky Qualifications.  The Seller shall have obtained all
               -----------------------
necessary Blue Sky permits and qualifications, or secured exemptions therefrom, required by any state for the offer and sale of the Series D Shares and the Warrants.

     7.06      Reservation of Common Stock and Series B Preferred Stock.  The
               --------------------------------------------------------
Purchaser shall have received evidence satisfactory to the Purchaser that the Seller has reserved a sufficient number of shares of Common Stock and Series B Preferred Stock for the Purchaser to exercise the Warrants.

     7.07      Amendment to Articles of Incorporation.  The Articles of
               --------------------------------------
Incorporation and any other necessary documents shall be amended to provide for the Series D Preferred Stock and if necessary to increase the number of authorized shares of Common Stock and/or Series B Preferred Stock to allow for issuance of the Common Stock and/or Series B Preferred Stock upon exercise of the Warrants

     7.08      Consent of the holders of the Series A Preferred Stock and Series
               -----------------------------------------------------------------
B Preferred Stock. The consent of the holders of the Series A Preferred Stock
-----------------
and Series C Preferred Stock required in order to establish the rank and priority of the Series D Preferred Stock with respect to such Series A Preferred Stock and Series C Preferred Stock shall have been obtained.

     7.09      Deliveries at Closing.  The Seller shall have delivered to the
               ---------------------
Purchaser on the date of Closing:

               (a) An Officer's Certificate dated the Closing Date, stating that the conditions set forth in Section 7.01 have been satisfied;

               (b) Copies of the Articles of Incorporation and Bylaws of the Seller, each certified by an officer of the Seller;

               (c) Copies of the resolutions of the Seller's Board of Directors, authorizing the transactions contemplated hereby; and

               (d) Such other documents relating to the transactions contemplated by this Agreement as such Purchaser or such Purchaser's counsel may reasonably request.


                                 Article VIII
                                 Miscellaneous

     8.01      Use of Pronouns.  All pronouns and any variations thereof used
               ---------------
herein shall be deemed to refer to the masculine, feminine, singular or plural, as the identity of the person or persons may require.

     8.02      Amendments.  Neither this Agreement nor any provision hereof
               ----------
shall be waived, modified, changed, discharged, terminated, revoked or canceled except by an instrument in writing signed by the party effecting the same against whom any change, discharge or termination is sought.

     8.03      Headings.  The headings in this Agreement are for convenience and
               --------
reference only and are not part of the substance of this Agreement. References in this Agreement to Sections and Articles are references to the Sections and Articles of this Agreement unless otherwise specified.

     8.04      Severability.  The parties to this Agreement expressly agree that
               ------------
it is not the intention of any of them to violate any public policy, statutory or common law rules, regulations, or decisions of any governmental or regulatory body. If any provision of this Agreement is judicially or administratively interpreted or construed as being in violation of any such policy, rule, regulation, or decision, the provision, section, sentence, word, clause, or combination thereof causing such violation will be inoperative (and in lieu thereof there will be inserted such provision, sentence, word, clause, or combination thereof as may be valid and consistent with the intent of the parties under this Agreement) and the remainder of this Agreement, as amended, will remain binding upon the parties, unless the inoperative provision would cause enforcement of the remainder of this Agreement to be inequitable under the circumstances.

     8.05      Notices.  Notices required or permitted to be given hereunder
               -------
shall be in writing and shall be deemed to be sufficiently given when personally delivered or sent by registered mail, return receipt requested, addressed: (i) if to the Seller, to Satellink Communications, Inc., 1325 Northmeadow Parkway, Suite 120, Roswell, Georgia 30076, Attention: Daniel D. Lensgraf, with a copy (which shall not constitute notice) to Alston & Bird, One Atlantic Center, 1201 West Peachtree Street, Atlanta, Georgia 30309, Attention: Sidney J. Nurkin, Esq., or (ii) if to the Purchaser, to the address for correspondence set forth on the signature page to this Agreement, or at such other address as may have been specified by written notice given in accordance with this Section 8.05.

     8.06      Remedies.  Failure of the Seller or the Purchaser to exercise any
               --------
right or remedy under this Agreement or any other agreement between the Seller and the Purchaser, or otherwise, or delay by the Seller or the Purchaser in exercising such right or remedy, will not operate as a waiver thereof. No waiver by the Seller or the Purchaser will be effective unless and until it is in writing and signed by the Seller or the Purchaser, as the case may be.

     8.07      Choice of Law.  This Agreement shall be enforced, governed and
               -------------
construed in all respects in accordance with the laws of the State of Georgia, as such laws are applied by the Georgia courts to agreements entered into and to be performed in Georgia by and between residents of Georgia, and shall inure to the benefit of and be binding upon the Purchaser, the Purchaser's heirs, estate, legal representatives, successors and assigns and shall inure to the benefit of and be binding upon the Seller, its successors and assigns. If any provision of this Stock Purchase Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed modified to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provisions hereof.

     8.08      Successors.  This Agreement will be binding upon and inure to the
               ----------
benefit of the parties and their respective successors and assigns; provided,
                                                                    --------
however, that no sale, assignment or other transfer by any party to this
-------
Agreement of any of its Capital Stock or rights hereunder to another Person will be valid and effective unless and until the transferee or assignee first agrees in writing to be bound by the terms and conditions of this Agreement and the agreements and instruments related hereto, in a form and substance reasonably satisfactory to the Seller.

     8.09      Survival.  The representations, warranties and agreements
               --------
contained in this Agreement shall survive the execution and delivery of this Agreement.

     8.10      Confidentiality.  All nonpublic information disclosed by any of
               ---------------
the parties hereto to the representatives of the other parties shall be kept strictly confidential.

     8.11      Entire Agreement.  The Agreement constitutes the entire agreement
               ----------------
between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties hereto.

     8.12      Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Telecopy transmission of signatures shall be deemed originals.

                        SATELLINK COMMUNICATIONS, INC.
                                SIGNATURE PAGE

The Purchaser hereby purchases for the number of Series D Shares Warrants as set forth below.

1.   Dated:  April 3, 1998.

2.   Number of Series D Shares purchased:
                                           -------------

3.   Number of Warrants purchased:
                                   ----------------

4. Aggregate purchase price for number of Series D Shares purchased, at $1,000.00 per Share: $
                            ------------------

5.   Other Securities of Seller held by the Purchaser:


                                 [PURCHASER]


                                 By:
                                    -----------------------------------
                                    Name:
                                    Title:


                                 By:
                                    -----------------------------------
                                    Name:
                                    Title:


                                 Address:
                                         ------------------------------
                                 --------------------------------------
                                 --------------------------------------
                                 Taxpayer I.D. No.
                                                   --------------------


                                 SATELLINK COMMUNICATIONS, INC.


Dated:                           By:
        --------------------        -----------------------------------
                                        Chief Executive Officer

                                   EXHIBIT A

          Designation of Terms of Series D Redeemable Preferred Stock

                             DESIGNATION OF TERMS OF
                       SERIES D REDEEMABLE PREFERRED STOCK

 G. SERIES D REDEEMABLE PREFERRED STOCK. The authorized shares of Preferred Stock of the Corporation shall include a series designated as Series D Redeemable Preferred Stock (the "Series D Preferred Stock"). The rights, preferences, privileges and restrictions granted to and imposed upon the Series D Preferred Stock are:

          Section 1.   Designation and Rank.
          ---------    --------------------

          The number of shares which shall constitute the Series D Preferred Stock shall be 4,500 shares, $.01 par value per share. All shares of Series D Preferred Stock shall rank equally and be identical in all respects. As long as any shares of the Series D Preferred Stock are issued and outstanding, the Corporation shall be restricted from issuing additional securities of any kind, including shares of preferred stock of any class, series or designation, which rank on a parity with or senior to the Series D Preferred Stock. Issuances of the Series D Preferred shall be limited to issuances pursuant to the terms of that certain Preferred Stock and Warrant Purchase Agreement (the "Purchase Agreement") dated as of March ___, 1998, between the Corporation and each of the purchasers named therein.

          Section 2.   Definitions.
          ---------    -----------

          Unless the context otherwise requires, the terms defined in this
 Section 2 shall have, for all purposes of this Article V.G., the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

          "Business Day" shall mean a day other than a Saturday, a Sunday or any other day on which banking institutions in Georgia generally are not open for business.

          "Series D Dividend Payment Date" shall mean the last day of each month during the Series D Dividend Payment Period.

          "Series D Dividend Payment Period" shall mean the period from, and including, the Initial Issue Date to, but not including, the date all the outstanding shares of Series D Preferred Stock are redeemed and the redemption price is paid in full.

          "Series D Dividend Period" shall mean a monthly dividend period commencing on the Initial Issue Date and thereafter on the first day of each month and ending on and including the day preceding the first day of the next succeeding Series D Dividend Period.

          "Series D Dividend Record Date" shall mean the close of business on the date that is one (1) Business Day prior to any Series D Dividend Payment Date.

          "Initial Issue Date" shall mean the date that shares of Series D Preferred Stock are first issued by the Corporation.

          "Liquidation Preference" shall mean, with respect to each share of Series D Preferred Stock outstanding, $1,000.00 per share.

          "Redemption Date" shall mean with respect to each share of Series D Preferred Stock the date on which such share is redeemed and the redemption price for such share is paid in full.

          "Series D Preferential Amount" shall mean, with respect to each share of Series D Preferred Stock outstanding, an amount equal to the Liquidation Preference plus all accrued and unpaid dividends thereon.

          Section 3.   Dividends.
          ---------    ---------

          (a) The holders of shares of the Series D Preferred Stock shall be entitled to receive, when, as and if declared by the board of directors of the Corporation out of funds legally available therefor, cumulative cash dividends at an annual rate of 8.5% of the Liquidation Preference per share of the Series D Preferred Stock. Such dividends shall be cumulative from the Initial Issue Date, whether or not in any Series D Dividend Period or Periods there shall be funds of the Corporation legally available for the payment of such dividends and whether or not such dividends are declared, and shall be payable monthly, when, as and if declared by the board of directors of the Corporation on a Series D Dividend Payment Date. If such Series D Dividend Payment Date shall be on a day other than a Business Day, then the Series D Dividend Payment Date shall be on the next succeeding Business Day. Each such dividend shall be payable in arrears to the holders of record of shares of the Series D Preferred Stock, as they appear on the stock records of the Corporation at the Series D Dividend Record Date. Dividends on the Series D Preferred Stock shall accrue (whether or not declared) on a daily basis from the Initial Issue Date and accrued dividends for each Series D Dividend Period shall accumulate to the extent not paid on the Series D Dividend Payment Date first following the Series D Dividend Period for which they accrue. As used herein, the term "accrued" with respect to dividends includes both accrued and accumulated dividends. Accrued and unpaid dividends for any past Series D Dividend Periods may be declared and paid at any time, without reference to any regular payment date, to holders of record on the applicable Series D Dividend Record Date, not exceeding 45 days prior to the payment date thereof, as may be fixed by the board of directors of the Corporation.

          (b) The amount of dividends payable for each full Series D Dividend Period for the Series D Preferred Stock shall be computed by dividing the annual dividend rate (8.5%) by twelve (rounded down to the nearest cent). The amount of dividends payable shall be computed on the basis of a 360-day year of twelve 30-day months. The initial dividend payment will be calculated based on the number of days elapsed from the Initial Issue Date until the first Series D Dividend Payment Date. The final dividend payment will be calculated based on the number of days elapsed from the most recent Series D Dividend Payment Date until the Redemption Date.

          (c) Except as otherwise provided in this Article V, so long as any shares of the Series D Preferred Stock are outstanding, no other stock of the Corporation ranking on a parity with or junior to the Series D Preferred Stock as to dividends or upon liquidation, dissolution or winding up shall be redeemed, purchased or otherwise acquired for any consideration (except by conversion into or exchange for shares of the Series C Preferred Stock or other stock ranking junior to the Series D Preferred Stock as to dividends and upon liquidation, dissolution or winding up) and no dividends (other than dividends or distributions paid in shares of or options, warrants or rights to purchase shares of Class A Common Stock, Class B Preferred Stock or other stock ranking junior to the Series D Preferred Stock) shall be declared or paid or set apart for payment, unless in each case (i) the full cumulative dividends, if any, accrued on all outstanding shares of the Series D Preferred Stock shall have been paid or set apart for payment for all past Series D Dividend Periods and
 (ii) sufficient funds shall have been set apart for the payment of the dividend for the current Series D Dividend Period with respect to the Series D Preferred Stock.

          Section 4.   Voting Rights
          ---------    -------------

          (a) Except as otherwise provided in subsection 4(b) below or as required by applicable law, prior to redemption as provided herein, the holders of Series D Preferred Stock shall not be entitled to vote or give a consent to or on any matters required or permitted to be submitted to the shareholders of the Corporation for their approval.

          (b) So long as any shares of the Series D Preferred Stock remain outstanding, the consent of the holders of at least sixty-seven percent (67%) of the shares of the Series D Preferred Stock outstanding at the time given in person or by proxy either in writing (as permitted by law and the Articles of Incorporation and Bylaws of the Corporation) or at any special or annual meeting, shall be necessary to permit, effect or validate any one or more of the following:

                 (i) the authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock, or any security convertible into stock of such class or series, ranking prior to or on a parity with the Series D Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation;

                 (ii) the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Articles of Incorporation which would adversely affect any right, preference, privilege or voting power of the Series D Preferred Stock or of the holders thereof; provided, however, that any increase in the amount of authorized preferred stock or the creation and issuance of other series of preferred stock, or any increase in the amount of authorized shares of such series or of any other series of preferred stock, in each case ranking junior to the Series D Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to adversely affect such rights, preferences, privileges or voting powers; or

                 (iii) any increase in the authorized number or reclassification of the Series D Preferred Stock.

          Section 5.   Liquidation.
          ---------    -----------

          The Series D Preferred Stock shall upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, rank pari passu with
                                                                 ---- -----
 the Series C Preferred Stock and rank senior and prior to the Class A Common Stock and any other outstanding class or classes of stock of the Corporation, including the Corporation's Series A Convertible Preferred Stock and Series B Convertible Preferred Stock (collectively herein called the "Junior Securities"), so that holders of shares of Series D Preferred Stock shall be entitled to be paid before any distribution is made to the holders of the Junior Securities upon the voluntary or involuntary dissolution, liquidation or winding up of the Corporation. The amount payable on each share of Series D Preferred Stock in the event of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation shall be $1,000.00 per share. If, upon any such liquidation, dissolution or winding up of the Corporation, its net assets are insufficient to permit the payment in full of the amounts to which the holders of all outstanding shares of Series D Preferred Stock and Series C Preferred Stock are entitled as above provided, the entire net assets of the Corporation remaining (after full payment is made on any class or series of stock ranking prior to the Series D Preferred Stock) shall be distributed among the holders of shares of Series D Preferred Stock in amounts proportionate to the full preferential amounts to which they and holders of shares of Series C Preferred Stock and any other preferred shares ranking in parity with the Series D Preferred Stock are entitled. After such payment shall have been made in full to the holders of the Series D Preferred Stock and the Series C Preferred Stock, the holders of the outstanding Series D Preferred Stock shall be entitled to no further participation in such distribution of the assets of the Corporation and the remaining assets of the Corporation shall be divided and distributed among the holders of the other classes of stock then outstanding according to their respective rights and shares. For the purpose of this Section 5, the voluntary sale, lease, exchange or transfer, for cash, shares of stock, securities or other consideration, of all or substantially all the Corporation's property or assets to, or its consolidation or merger with, one or more corporations shall not be deemed to be a liquidation, dissolution or winding up of the Corporation, voluntary or involuntary.

          Section 6.   Redemption.
          ---------    ----------

          (a) The Corporation shall redeem the Series D Preferred Stock upon the completion of a Qualified Public Offering (as defined below), in whole but not in part (the "Mandatory Redemption"), out of funds legally available therefor, subject to the notice provisions of this Section 6 at a redemption price per share equal to the Series D Preferential Amount. "Qualified Public Offering" shall mean an underwritten public offering covering the offering and sale of Common Stock of the Corporation in which the aggregate gross proceeds to the Corporation equals or exceeds $15,000,000.

          (b) At anytime and from time to time after the first anniversary of the Initial Issue Date, the Corporation may redeem (subject to the legal availability of funds), in whole or in part, but in any event in increments of not less than the lesser of (i) $500,000 or (ii) the amount necessary to redeem all Series D Preferred Stock, at a redemption price per share equal to the Series D Preferential Amount.

          (c) At anytime after the fifth anniversary of the Initial Issue Date, the holders of shares of Series D Preferred Stock then outstanding shall have the option of demanding redemption of the Series D Preferred Stock held by such holders upon the terms and conditions set forth in this subparagraph 6(c). In the event the holders of twenty (20%) of the Series D Preferred Stock then outstanding shall demand such redemption, notice of such demand for redemption (the "Redemption Demand") shall be given to the Corporation by first class mail, postage prepaid, mailed not less than 40 nor more than 60 days prior to the redemption date, as specified by such holders in such notice, to the Corporation at the address provided in Section 7 hereof.

          (d) Not less than 5 days prior to the anticipated, date of a Qualified Public Offering or within 10 days after the receipt of a Redemption Demand, as the case may be, the Corporation shall give notice (the "Redemption Notice") to each holder of record of shares to be redeemed at such holder's address as the same appears on the stock records of the Corporation. Each such Redemption Notice shall state: (i) the Redemption Date; (ii) the number of shares of Series D Preferred Stock to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed shall cease to accrue on such Redemption Date. Redemption Notice having been mailed as aforesaid, from and after the Redemption Date, unless the Corporation shall be in default in providing money for the payment of the redemption price (including any accrued and unpaid dividends to (and including) the date fixed for redemption), (i) dividends on the shares of the Series D Preferred Stock so called for redemption shall cease to accrue, (ii) said shares shall be deemed no longer outstanding, and (iii) all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the moneys payable upon redemption without interest thereon) shall cease. The Corporation's obligation to provide moneys in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Redemption Date, the Corporation shall deposit with a bank or trust company having an office in Atlanta, Georgia, and having a capital and surplus of at least $50,000,000, funds necessary for such redemption (and so as to be and continue to be available therefor), with irrevocable instructions and authority to such bank or trust company that such funds be applied to the redemption of the shares of Series D Preferred Stock. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so deposited and unclaimed at the end of three years from such Redemption Date shall be released or repaid to the Corporation, after which, subject to any applicable laws relating to escheat or unclaimed property, the holder or holders of such shares of Series D Preferred Stock so called for redemption shall look only to the Corporation for payment of the redemption price. Notwithstanding the foregoing, a Mandatory Redemption pursuant to Section 6(a) is expressly conditioned upon the completion of a Qualified Public Offering.

          (e) Upon surrender in accordance with said Redemption Notice of the certificates for any such shares so redeemed, such shares shall be redeemed by the Corporation at the redemption price aforesaid.

          Section 7.   Form of Notice.
          ----------   ---------------

          Except as may be otherwise provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon receipt, in the case of a Redemption Demand given to the Corporation as contemplated in Section 6 hereof, or, in all other cases, upon the earlier of receipt of such notice or three Business Days after the mailing of such notice if sent by registered mail or overnight delivery (unless first-class mail shall be specifically permitted for such notice) with postage prepaid, addressed: if to the Corporation, to its offices at 1325 Northmeadow Parkway, Suite 120, Roswell, Georgia 30076 Attention: Daniel D. Lensgraf, or if to any holder of Series D Preferred Stock, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Series D Preferred Stock); or to such other address as the Corporation or holder, as the case may be, shall have designated by notice similarly given.

                                   EXHIBIT B

                              Warrant Certificate

                                                                       EXHIBIT B
                                                                       ---------

                                FORM OF WARRANT
                               ----------------

     THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH THE DISTRIBUTION HEREOF. THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE PLEDGED, SOLD, OFFERED FOR SALE, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER OR EXEMPTION FROM SUCH ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

     THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO THE TERMS AND PROVISIONS OF PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT, DATED AS OF MARCH __, 1998, BY AND AMONG SATELLINK COMMUNICATIONS, INC. (THE "COMPANY"), AND THE OTHER PARTIES LISTED ON THE SIGNATURE PAGES TO SUCH AGREEMENTS (AS SUCH AGREEMENTS MAY BE SUPPLEMENTED, MODIFIED, AMENDED, OR RESTATED FROM TIME TO TIME, THE "PURCHASE AGREEMENT"). COPIES OF THE PURCHASE AGREEMENT ARE AVAILABLE AT THE EXECUTIVE OFFICES OF THE COMPANY.

[________] shares of
Common Stock and/or Series B Preferred Stock, par value $.01 per share, of the Company Warrant No. [__]


                       WARRANT TO PURCHASE COMMON STOCK
                        AND/OR SERIES B PREFERRED STOCK
                       OF SATELLINK COMMUNICATIONS, INC.


     This is to certify that, for good and valuable consideration, which is hereby acknowledged as received, ("Purchaser"), its successors and registered assigns, is entitled at any time after April 3, 1998 and prior to 12:00 midnight, New York time, on April 3, 2008, to exercise this Warrant to purchase shares of the Class A Common Stock, par value $.01 per share, or Series B Convertible Preferred Stock, par value $.01 per share, of Satellink Communications, Inc., a Georgia corporation (the "Company"), as the same shall be adjusted from time to time pursuant to the provisions of the Purchase Agreement at a price per share as specified in the Purchase Agreement and to exercise the other rights, powers, and privileges hereinafter provided, all on the terms and subject to the conditions specified in this Warrant and in the Purchase Agreement. If the Purchaser is a Regulated Holder (as defined in the Purchase Agreement), then in no event shall this Warrant be exercisable for shares of Common Stock and/or Series B Preferred Stock which, when aggregated with all other capital stock of the Company (other than shares of Non-Attributable Stock) then held or previously held by or currently issuable without restriction to Purchaser or its Affiliates would, upon issuance, represent in excess of 24.99% of the Equity of the Company unless such shares, when issued, would constitute Non-Attributable Stock.

       This Warrant is issued under, and the rights represented hereby are subject to the terms and provisions contained in the Purchase Agreement, to all terms and provisions of which the registered holder of this Warrant, by acceptance of this Warrant, assents. Reference is hereby made to the Purchase Agreement for a more complete statement of the rights and limitations of rights of the registered holder of this Warrant and the rights and duties of the Company under this Warrant. Copies of the Purchase Agreement are on file at the office of the Company.

       IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of April 3, 1998.



                                   SATELLINK COMMUNICATIONS, INC.


                                   By:
                                      ------------------------------

ATTEST:


-------------------------
Secretary

                               SUBSCRIPTION FORM
                               -----------------

                (To be executed only upon exercise of Warrant)

     The undersigned registered owner of this Warrant irrevocably exercises this Warrant for and purchases __________________ shares of Common Stock and/or __________ shares of Series B Preferred Stock of Satellink Communications, Inc. purchasable with this Warrant, and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock and/or Series B Preferred Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of ________________________ and delivered to _________________________________, whose address is
___________________________________, and if such shares of Common Stock and/or
Series B Preferred Stock do not include all of the shares of Common Stock and/or Series B Preferred Stock issuable as provided in this Warrant, then a new Warrant of like tenor and date for the balance of the shares of Common Stock and/or Series B Preferred Stock issuable thereunder to be delivered to the undersigned.

  Dated:
        ---------------,-------------.



                         ------------------------------------------------



                         By:
                            ---------------------------------------------
                         Name:
                              -------------------------------------------
                         Title:
                               ------------------------------------------


                         Address:
                                 ----------------------------------------
                                 ----------------------------------------
                                 ----------------------------------------

                                ASSIGNMENT FORM
                                ---------------

       FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock and/or Series B Preferred Stock set forth below:

Class of Stock          No. of Shares           Name and Address of Assignee
--------------          -------------           ----------------------------



and does hereby irrevocably constitute and appoint as attorney ________________ _______________ to register such transfer on the books of
_______________________ maintained for the purpose, with full power of substitution in the premises.

  Dated:
        --------------,---------------.



                           By:
                              ------------------------------------
                           Name:
                                -----------------------------------
                           Title:
                                 ----------------------------------